                                                                   EXHIBIT 99.2

                                                                 EXECUTION COPY



================================================================================

                        PHIBRO ANIMAL HEALTH CORPORATION

                                       AND

                      PHILIPP BROTHERS NETHERLANDS III B.V.

                                   AS ISSUERS

                                       AND

                           THE GUARANTORS NAMED HEREIN

                                       AND

                                  HSBC BANK USA

                       AS TRUSTEE AND AS COLLATERAL AGENT

                                    INDENTURE

                          DATED AS OF OCTOBER 21, 2003

                                  105,000 UNITS

                             EACH UNIT CONSISTING OF
       $809.5238095 PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES DUE 2007
                       OF PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
            $190.4761905 PRINCIPAL AMOUNT OF 13% SENIOR SECURED NOTES
                    OF PHILIPP BROTHERS NETHERLANDS III B.V.

================================================================================

                                TABLE OF CONTENTS

                                                                                    PAGE
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions......................................................     1
SECTION 1.02.   Other Definitions................................................    17
SECTION 1.03.   TIA..............................................................    18
SECTION 1.04.   Rules of Construction............................................    19

                                   ARTICLE TWO
                                 THE SECURITIES

SECTION 2.01.   Form and Dating..................................................    19
SECTION 2.02.   Execution and Authentication; Aggregate Principal Amount.........    20
SECTION 2.03.   Registrar and Paying Agent.......................................    21
SECTION 2.04.   Paying Agent to Hold Assets in Trust.............................    22
SECTION 2.05.   Holder Lists.....................................................    22
SECTION 2.06.   Transfer and Exchange............................................    22
SECTION 2.07.   Replacement Units and Notes......................................    23
SECTION 2.08.   Outstanding Units and Notes......................................    23
SECTION 2.09.   Treasury Notes...................................................    23
SECTION 2.10.   Temporary Units and Notes........................................    23
SECTION 2.11.   Cancellation.....................................................    24
SECTION 2.12.   Defaulted Interest...............................................    24
SECTION 2.13.   CUSIP Number.....................................................    24
SECTION 2.14.   Deposit of Monies................................................    25
SECTION 2.15.   Restrictive Legends..............................................    25
SECTION 2.16.   Book-Entry Provisions for Global Units and Global Notes..........    25
SECTION 2.17.   Registration of Transfers and Exchanges..........................    26
SECTION 2.18.   Additional Interest Under Registration Rights Agreement..........    30

                                  ARTICLE THREE
                                    REDEMPTION

SECTION 3.01.   Notices to Trustee...............................................    31
SECTION 3.02.   Selection of Notes To Be Redeemed................................    31
SECTION 3.03.   Optional Redemption..............................................    31
SECTION 3.04.   Notice of Redemption.............................................    33
SECTION 3.05.   Effect of Notice of Redemption...................................    34
SECTION 3.06.   Deposit of Redemption Price......................................    34
SECTION 3.07.   Notes Redeemed in Part...........................................    34

                                   ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.   Payment of Notes.................................................    35
SECTION 4.02.   Maintenance of Office or Agency..................................    35
SECTION 4.03.   Corporate Existence..............................................    35

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
SECTION 4.04.   Payment of Taxes and Other Claims................................    35
SECTION 4.05.   Maintenance of Properties and Insurance..........................    36
SECTION 4.06.   Compliance Certificate; Notice of Default........................    36
SECTION 4.07.   Compliance with Laws.............................................    36
SECTION 4.08.   Provision of Financial Statements and Information................    37
SECTION 4.09.   Waiver of Stay, Extension or Usury Laws..........................    37
SECTION 4.10.   Limitation on Restricted Payments................................    37
SECTION 4.11.   Limitation on Transactions with Affiliates.......................    40
SECTION 4.12.   Limitation on Incurrence of Indebtedness.........................    40
SECTION 4.13.   Limitation on Dividends and Other Payment Restrictions Affecting
                Restricted Subsidiaries..........................................    44
SECTION 4.14.   Limitation on Designation of Unrestricted Subsidiaries...........    46
SECTION 4.15.   Change of Control................................................    47
SECTION 4.16.   Limitation on Asset Sales........................................    48
SECTION 4.17.   Impairment of Security Interest..................................    50
SECTION 4.18.   Limitation on Liens..............................................    50
SECTION 4.19.   Business Activities..............................................    50
SECTION 4.20.   Landlord, Bailee and Consignee Waivers...........................    51
SECTION 4.21.   Real Estate Mortgages and Recordings.............................    52
SECTION 4.22.   Future Guarantors...............................................     52
SECTION 4.23.   Payments for Consent.............................................    54
SECTION 4.24.   Excess Cash Flow Offer...........................................    54
SECTION 4.25.   Limitation on Issuances and Sales of Capital Stock of
                Subsidiaries.....................................................    55
SECTION 4.26.   Noteholder Representative........................................    55
SECTION 4.27.   Additional Amounts...............................................    56

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets.........................    57

                                   ARTICLE SIX
                                    REMEDIES

SECTION 6.01.   Events of Default................................................    62
SECTION 6.02.   Acceleration.....................................................    63
SECTION 6.03.   Other Remedies...................................................    64
SECTION 6.04.   Waiver of Past Defaults..........................................    64
SECTION 6.05.   Control by Majority..............................................    64
SECTION 6.06.   Limitation on Suits..............................................    64
SECTION 6.07.   Right of Holders to Receive Payment..............................    65
SECTION 6.08.   Collection Suit by Trustee.......................................    65
SECTION 6.09.   Trustee May File Proofs of Claim.................................    65
SECTION 6.10.   Priorities.......................................................    65
SECTION 6.11.   Undertaking for Costs............................................    66

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
SECTION 6.12.   Restoration of Rights and Remedies...............................    66

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.   Duties of Trustee................................................    66
SECTION 7.02.   Rights of Trustee................................................    67
SECTION 7.03.   Individual Rights of Trustee.....................................    68
SECTION 7.04.   Trustee's Disclaimer.............................................    68
SECTION 7.05.   Notice of Default................................................    68
SECTION 7.06.   Reports by Trustee to Holders....................................    69
SECTION 7.07.   Compensation and Indemnity.......................................    69
SECTION 7.08.   Replacement of Trustee...........................................    70
SECTION 7.09.   Successor Trustee by Merger, Etc.................................    71
SECTION 7.10.   Eligibility; Disqualification....................................    71
SECTION 7.11.   Preferential Collection of Claims Against the Issuers............    71
SECTION 7.12.   Trustee as Collateral Agent......................................    71
SECTION 7.13.   Co-Trustees, Co-Collateral Agents, Sub-Collateral Agent, Separate
                Trustees and Separate Collateral Agents..........................    71

                                  ARTICLE EIGHT
                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.   Satisfaction and Discharge of Indenture..........................    73
SECTION 8.02.   Defeasance or Covenant Defeasance................................    73
SECTION 8.03.   Application of Trust Money.......................................    75
SECTION 8.04.   Repayment to the Issuers.........................................    75
SECTION 8.05.   Reinstatement....................................................    75
SECTION 8.06.   Acknowledgment of Discharge by Trustee...........................    75

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.......................................    76
SECTION 9.02.   With Consent of Holders..........................................    76
SECTION 9.03.   Compliance with TIA..............................................    77
SECTION 9.04.   Revocation and Effect of Consents................................    77
SECTION 9.05.   Notation on or Exchange of Notes.................................    78
SECTION 9.06.   Trustee To Sign Amendments, Etc..................................    78

                                   ARTICLE TEN
                                    SECURITY

SECTION 10.01.  Grant of Security Interest.......................................    78
SECTION 10.02.  Intercreditor Agreement..........................................    79
SECTION 10.03.  Recording and Opinions...........................................    79
SECTION 10.04.  Release of Collateral............................................    80
SECTION 10.05.  Specified Releases of Collateral.................................    81

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
SECTION 10.06.  Form and Sufficiency of Release..................................    82
SECTION 10.07.  Purchaser Protected..............................................    83
SECTION 10.08.  Authorization of Actions To Be Taken by the Collateral Agent
                Under the Collateral Agreements..................................    83
SECTION 10.09.  Authorization of Receipt of Funds by the Collateral Agent Under
                the Collateral Agreements........................................    83
SECTION 10.10.  Limitation on Duty of Collateral Agent in Respect of Collateral;
                Indemnification..................................................    83
SECTION 10.11.  Rights of the Issuers and the Guarantors.........................    84

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01.  TIA Controls.....................................................    84
SECTION 11.02.  Notices..........................................................    84
SECTION 11.03.  Communications by Holders with Other Holders.....................    85
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent...............    85
SECTION 11.05.  Statements Required in Certificate or Opinion....................    86
SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar........................    86
SECTION 11.07.  Legal Holidays...................................................    86
SECTION 11.08.  Governing Law....................................................    86
SECTION 11.09.  No Adverse Interpretation of Other Agreements....................    86
SECTION 11.10.  No Personal Liability............................................    86
SECTION 11.11.  Successors.......................................................    87
SECTION 11.12.  Duplicate Originals..............................................    87
SECTION 11.13.  Severability.....................................................    87
SECTION 11.14.  Jurisdiction; Waiver of Jury Trial...............................    87
SECTION 11.15.  English Language.................................................    87
SECTION 11.16.  Service of Process...............................................    87

                                 ARTICLE TWELVE
                               GUARANTEE OF NOTES

SECTION 12.01.  Unconditional Guarantee..........................................    88
SECTION 12.02.  Limitations on Guarantees........................................    89
SECTION 12.03.  Execution and Delivery of Guarantee..............................    89
SECTION 12.04.  Release of a Guarantor...........................................    89
SECTION 12.05.  Postponement of Subrogation......................................    90
SECTION 12.06.  No Set-Off.......................................................    90
SECTION 12.07.  Obligations Absolute.............................................    90
SECTION 12.08.  Obligations Continuing...........................................    90
SECTION 12.09.  Obligations Not Reduced..........................................    91
SECTION 12.10.  Obligations Reinstated...........................................    91
SECTION 12.11.  Obligations Not Affected.........................................    91
SECTION 12.12.  Waiver...........................................................    92

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    PAGE
SECTION 12.13.  No Obligation to Take Action Against the Issuers.................    92
SECTION 12.14.  Dealing with the Issuers and Others..............................    92
SECTION 12.15.  Default and Enforcement..........................................    93
SECTION 12.16.  Amendment, Etc...................................................    93
SECTION 12.17.  Acknowledgment...................................................    93
SECTION 12.18.  Costs and Expenses...............................................    93
SECTION 12.19.  No Merger or Waiver; Cumulative Remedies.........................    93
SECTION 12.20.  Survival of Obligations..........................................    94
SECTION 12.21.  Guarantee in Addition to Other Obligations.......................    94
SECTION 12.22.  Severability.....................................................    94
SECTION 12.23.  Successors and Assigns...........................................    94

Exhibits
--------
Exhibit A -  Form of Unit
Exhibit B -  Form of Exchange Unit
Exhibit C -  Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D -  Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E -  Form of Domestic Guarantee
Exhibit F -  Form of Dutch Guarantee
Exhibit G -  Form of Company Guarantee
Exhibit H -  Form of Supplemental Indenture
Exhibit I -  Form of Incumbency Certificate
Exhibit J -  Form of Certificate to be Delivered upon Exchange or Registration of Transfer of Securities
Exhibit K -  Form of Landlord Waiver
Exhibit L -  Form of Bailee Waiver
Exhibit M -  Form of Consignee Waiver

                              CROSS-REFERENCE TABLE

TIA Section                                                            Indenture Section
-----------                                                            -----------------
310 (a) (1)...................................................         7.10
    (a) (2)...................................................         7.10
    (a) (3)...................................................         N.A.
    (a) (4)...................................................         N.A.
    (a) (5)...................................................         7.10; 7.11
    (b).......................................................         7.08; 7.10; 11.02
    (c).......................................................         N.A.
311 (a).......................................................         7.11
    (b).......................................................         7.11
    (c).......................................................         N.A.
312 (a).......................................................         2.05
    (b).......................................................         11.03
    (c).......................................................         11.03
313 (a).......................................................         7.06
    (b) (1)...................................................         7.06
    (b) (2)...................................................         7.06
    (c).......................................................         7.06; 11.02
    (d).......................................................         7.06
314 (a).......................................................         4.06; 4.08; 11.02
    (b).......................................................         N.A.
    (c) (1)...................................................         7.02; 11.04
    (c) (2)...................................................         7.02; 11.04
    (c) (3)...................................................         N.A.
    (d).......................................................         N.A.
    (e).......................................................         11.05
    (f).......................................................         N.A.
315 (a).......................................................         7.01(b)
    (b).......................................................         7.05; 11.02
    (c).......................................................         7.01(a)
    (d).......................................................         6.05; 7.01(c)
    (e).......................................................         6.11
316 (a) (last sentence).......................................         2.09
    (a) (1) (A)...............................................         6.05
    (a) (1) (B)...............................................         6.04
    (a) (2)...................................................         N.A.
    (b).......................................................         6.07
    (c).......................................................         9.04
317 (a) (1)...................................................         6.08
    (a) (2)...................................................         6.09
    (b).......................................................         2.04
318 (a).......................................................         11.01
    (c).......................................................         11.01

------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE, dated as of October 21, 2003, among Phibro Animal Health Corporation, a New York corporation (the "Company" or "U.S. Issuer"), as an issuer, and its indirect wholly owned subsidiary, Philipp Brothers Netherlands III B.V., a Dutch private company with limited liability (the "Dutch Issuer" and, together with the U.S. Issuer, the "Issuers"), each of the Guarantors named herein, as guarantors, and HSBC Bank USA, as Trustee (in such capacity as the "Trustee") and collateral agent (in such capacity, the "Collateral Agent").

         WHEREAS, the Issuers, and the Guarantors with respect to the Guarantees, have duly authorized the creation of Units due 2007 (each an "Initial Unit" and, collectively, the "Initial Units"), the underlying 13% Senior Secured Notes due 2007 issued by the U.S. Issuer (the "Initial U.S. Notes") and the underlying 13% Senior Secured Notes due 2007 issued by Philipp Brothers Netherlands III B.V. (the "Initial Dutch Notes", together with the Initial U.S. Notes, the "Initial Notes"), the Exchange Units due 2007 (each an "Exchange Unit" and, collectively, the "Exchange Units", the Exchange Units and the Initial Units, together with any Additional Units, as herein defined, the "Units"), and the underlying 13% Senior Secured Exchange Notes due 2007 issued by the Company (the "Exchange U.S. Notes") and 13% Senior Secured Notes due 2007 issued by the Dutch Issuer (the "Exchange Dutch Notes" and, together with the Exchange U.S. Notes, the "Exchange Notes"). The Exchange Notes, the Initial Notes and any Additional Notes shall collectively be referred to herein as the "Notes";

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined):

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. Definitions.

         "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Debt.

         "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

         "Administrative Agent" is defined in the definition of "Credit Agreement."

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than (A) (1) in the case of the Company or any Domestic Restricted Subsidiary to the Company or any Guarantor and (2) in the case of any Foreign Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary, (B) directors' qualifying shares and (C) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company and its Restricted Subsidiaries from using the intellectual property so licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for such use) for Net Proceeds in excess of $250,000.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the city of New York are required or authorized by law or other governmental action to be closed.

         "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Union or any U.S. branch of a foreign bank or (with respect to any Restricted Subsidiary) any foreign country in which such Restricted

Subsidiary is located, having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million and a Thompson or Keefe Bank Watch Rating of "B" or better (including bank accounts in such banks); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) in the case of any Foreign Restricted Subsidiary, Investments: (a) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Restricted Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof), (b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and (vii) investments in money market funds, including money market funds administered by the Trustee, which invest substantially all their assets in securities of the types described in clauses
(i) through (vi) above.

         "Cash Flow" means, with respect to any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net
Income: (i) extraordinary net losses, plus (ii) provision for taxes based on income or profits and any provision for taxes utilized in computing the extraordinary net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and all other non-cash charges (including amortization of goodwill and other intangibles but excluding any items that will require cash payments in the future for which an accrual or reserve is made), plus (v) any non-recurring fees, charges or other expenses made or incurred by the Company in connection with the Transactions.

         "Change of Control" means:

                  (1) with respect to the Company, the occurrence of any of the following events after the Issue Date:

                           (a) any "person" or "group" (as such terms are used
                  in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company;

                           (b) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company then in office;

                           (c) the approval by the holders of Capital Stock of
                  the Company of any plan or proposal for the liquidation or dissolution of the Company as a whole and not any

                  Restricted Subsidiary or Guarantor (whether or not otherwise in compliance with the terms of this Indenture); or

                           (d) the sale or other disposition (other than by way
                  of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction; and

                  (2) with respect to the Dutch Issuer, the failure of the Company to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Dutch Issuer (other than directors' qualifying shares).

         "Collateral" means, collectively, the Domestic Collateral and the Foreign Collateral.

         "Collateral Agent" means HSBC Bank USA, as collateral agent, and any successor thereto in accordance with the terms of this Indenture.

         "Collateral Agreements" means, collectively, the Domestic Collateral Agreements and the Foreign Collateral Agreements.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company Guarantee" means the obligations of the U.S. Issuer under
Article XII of this Indenture in respect of the Dutch Notes and all other Obligations of the Dutch Issuer.

         "Consolidated Cash Flow Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of Cash Flow for such period, to (ii) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Cash Flow Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

         "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, plus (iii) all dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by any Restricted Subsidiary to the Company or any other Restricted Subsidiary and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case, as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication: (i) all extraordinary gains (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period; (iii) for purposes of the covenant set forth in Section 4.10, net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination; (iv) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business; (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (vi) the cumulative non-cash effect of any change in accounting principles; provided that any net gain referred to in clause (iv) above that relates to a Restricted Investment and which is received in or converted into cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company; and (vii) the amount of accretions on preferred stock not paid in cash and dividends paid in kind on preferred stock reducing Consolidated Net Income in accordance with FASB 150.

         "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Stock of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such Person not included in the stockholders' equity of such Person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Stock.

         "Copyright Security Agreement" means a Copyright Security Agreement made by any of the Company or any Domestic Guarantor in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 5th Avenue, New York, New York 10018.

         "Credit Agreement" means the Loan and Security Agreement dated as of October 21, 2003, among the Company, each of its Subsidiaries parties thereto, lenders parties thereto as such (together with their successors and assigns, the "Lenders") and Wells Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), or any other agreement providing for revolving credit loans, term loans, receivables financing or letters of credit, as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

         "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and successors.

         "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

         "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by the Company or any Wholly Owned Restricted Subsidiary) and (ii) that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the Holders would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

         "Domestic Collateral" shall mean Collateral as defined in the Domestic Collateral Agreements.

         "Domestic Collateral Agreements" means, collectively, the U.S. Security Agreement, the U.S. Pledge Agreement, each Patent Security Agreement, each Copyright Security Agreement and each Trademark Security Agreement, in each case, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

         "Domestic Guarantee" means the obligations of a Domestic Restricted Subsidiary of the U.S. Issuer under Article XII of this Indenture in respect of the U.S. Notes and all other Obligations of the U.S.

Issuer under this Indenture and the Dutch Notes and all other Obligations of the Dutch Issuer under this Indenture.

         "Domestic Guarantor" means each Domestic Restricted Subsidiary of the U.S. Issuer that is designated as such on the signature pages hereto and each other Domestic Restricted Subsidiary of the U.S. Issuer that has issued a Domestic Guarantee.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not a Foreign Restricted Subsidiary.

         "Domestic Subsidiary" means any Subsidiary of the Company that is not a Foreign Subsidiary.

         "Excess Cash Flow" means, for any period, Cash Flow for such period minus the sum of (i) the lesser of (x) all Capital Expenditures made during such period by the Company and its Restricted Subsidiaries and (y) $8.5 million; (ii) the sum of (x) the cash portion of the Consolidated Interest Expense (net of interest income) for such period and (y) the cash portion of any related financing fees for such period; (iii) the aggregate amount (without duplication) of all federal, state and foreign income taxes and franchise taxes actually paid in cash by the Company and its Restricted Subsidiaries during such period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

         "Existing Notes" shall mean the Company's outstanding 9.875% senior subordinated notes due 2008 as the same may be amended, modified, renewed, refunded or refinanced from time to time.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Foreign Collateral" shall mean the assets or property subject to any Lien under a Foreign Collateral Agreement.

         "Foreign Collateral Agreements" means, collectively, any and all agreements purporting to grant a Lien on assets and properties of the Dutch Issuers and the Foreign Guarantors to secure their respective Obligations under the Dutch Notes, this Indenture and the Foreign Guarantees, which agreements shall be in form and substance reasonably satisfactory to the Collateral Agent, in each case as amended or supplemented from time to time in accordance with its terms.

         "Foreign Guarantee" means the obligations of a Restricted Subsidiary of the Dutch Issuer under Article XII of the Indenture in respect of the Dutch Notes and all other Obligations of the Dutch Issuer under this Indenture.

         "Foreign Guarantor" means each Restricted Subsidiary of the Dutch Issuer that is designated as such on the signature pages hereto and each other Restricted Subsidiary of the Dutch Issuer that has issued a Foreign Guarantee.

         "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is a Foreign Subsidiary.

         "Foreign Subsidiary" means a Subsidiary of the Company (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable as of the Issue Date and consistently applied.

         "Guarantees" means, collectively, the Domestic Guarantees and the Foreign Guarantees.

         "Guarantors" means, collectively, the Domestic Guarantors and the Foreign Guarantors; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

         "guaranty" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Holder" means the Person in whose name a Unit or, if a Separation Event has occurred, a Note, is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent: (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument;
(ii) all obligations of such Person to pay the deferred or unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto; (iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person; (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person; (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or
(iii) secured by any Lien on any property owned by such Person; provided, however, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the Fair Market Value of the property subject to such Lien; (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person (other than Preferred Stock of a Restricted Subsidiary owned by the Company or a Wholly Owned Restricted Subsidiary); and (viii) to the extent not otherwise included, any guaranty by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. Notwithstanding the foregoing, "Indebtedness" shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 3 Business Days of the incurrence thereof. In addition, "Indebtedness" shall not include a government grant and any guaranty of the Company or a Restricted Subsidiary required by such grant which obligates the Company or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Company or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered.

         "Indenture Documents" means, collectively, the Indenture, the Notes, the Guarantees, the Company Guarantee and the Collateral Agreements.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, among the Administrative Agent, the Collateral Agent, the Company and the Domestic Guarantors, as the same may be amended, supplemented or modified from time to time.

         "Initial Purchaser" means Jefferies & Company, Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Rate Agreement Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, any guaranty) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude (x) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (y) payments made by the Company and its Restricted Subsidiaries in respect of liabilities of the type described in clauses (ii)(b) and (e) of the definition of the term "Net Proceeds" in connection with (1) any Asset Sales by the Company or any of its Restricted Subsidiaries (provided, however, that the aggregate amount of such payments relating to any such Asset Sale shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such Asset Sale) and (2) the disposition of all or substantially all of the Capital Stock or assets of MRT and PMC. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary (to the extent of the Company's equity interest in such Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company and/or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means October 21, 2003, the date of the original issuance of the Units and the underlying Notes.

         "Lenders" is defined in the definition of "Credit Agreement."

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in any asset).

         "Maturity Date" means December 1, 2007.

         "MRT" means Mineral Resource Technologies, Inc., a Delaware corporation.

         "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be (and is in fact) repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, directly attributable to the Asset Sale or to prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale, plus (e) appropriate amounts to be provided or established by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that upon the release of any such reserves, such amounts shall constitute "Net Proceeds" hereunder.

         "Obligations" means any principal, premium, interest, Additional Amounts, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities and obligations payable under this Indenture, any Note or any other Indenture Document.

         "Offering Circular" means the Final Offering Circular dated October 10, 2003 relating to the issuance of the Units and the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity and, with respect to the Trustee or any agent of the Trustee, a Trust Officer.

         "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in Sections 11.04 and 11.05 of this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, or, where so specified, to the Issuers, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

         "Patent Security Agreement" means a Patent Security Agreement made by any of the Company or any Domestic Guarantor in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

         "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company (A) in any Person that is or will become immediately after such Investment a Domestic Guarantor or that will merge or consolidate into the Company or a Domestic Guarantor or (B) in either Issuer or any Guarantor, to the extent 100% of the net proceeds thereof are used substantially contemporaneously with the receipt of such proceeds to make any redemption, repurchase or other retirement for value or payment on or in respect of the Dutch Notes or its Guarantee or the Company Guarantee, as applicable, in respect thereof, as applicable; (ii) any investment in cash or Cash Equivalents;
(iii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment held by a Restricted Subsidiary shall satisfy the requirements of clause (vii) of the definition of the term "Permitted Indebtedness"; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any notes, obligations or other securities received in connection with an Asset Sale that complies with the covenant described under Section 4.16 or any other disposition not constituting an Asset Sale; (vi) Interest Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to the second paragraph of the covenant described under Section 4.12; (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes; (viii) Investments by any Foreign Subsidiary of the Company that (A) is not the Dutch Issuer or a Restricted Subsidiary of the Dutch Issuer, in any other Foreign Subsidiary of the Company and (B) is the Dutch Issuer or a Foreign Guarantor, in either Issuer or any Guarantor; (ix) Investments in any Foreign Subsidiary of the Company by the Company or any Restricted Subsidiary of the Company to the extent the aggregate amount of such Investments at any one time outstanding does not exceed $5.0 million; and (x) other Investments made after the Issue Date in an aggregate amount at any one time outstanding not to exceed $2.5 million.

         "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (i),
(xiii), (xiv) or (xvii) of the definition of the term "Permitted Indebtedness";
(ii) Liens securing Acquired Debt incurred in accordance with the terms of this Indenture; provided, however, that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company (and property or assets acquired in replacement of any such property or assets after such time to the extent acquired using the proceeds of any such replaced property or assets) and are not materially more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property of the Company or such Restricted Subsidiary; (iv) Liens in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations permitted under this Indenture; (v) Liens in favor of the Company or any Restricted Subsidiary so long as such Liens are subordinated to the Liens described in clause (vii) below; (vi) Liens existing or created on the Issue Date; (vii) Liens securing the Notes, the Guarantees or the Company Guarantee;
(viii) Liens securing Capital Lease Obligations and Purchase Money Obligations permitted pursuant to clause (xi) of the definition of "Permitted Indebtedness"; provided, however, that (A) in the case of any Capital Lease Obligations, such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligations (whether or not such property or assets were the initial leased property thereunder) and (B) in the case of any Purchase Money Obligations, (1) the Indebtedness shall not exceed the cost of the real property acquired, together with the cost of the installation and construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired, installed or constructed (and property or assets acquired in replacement of any such property or assets after such date of acquisition, installation or construction to the extent acquired using the proceeds of any such replaced property or assets) and
(2) the Lien securing such Indebtedness shall be created within 30 days of such acquisition, installation or construction or, in the case of a refinancing of any such Purchase Money Obligations, within 30 days of such refinancing; (ix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (x) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set-off; (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens securing Indebtedness incurred to amend, modify, renew, refund, replace or refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that (A) any such Lien not extend to or cover any assets or property not securing the Indebtedness so refinanced; (B) any such Lien is no less favorable to the Holders and are not more favorable to the lienholders with respect to such Lien than the Lien in respect of the Indebtedness being amended, modified, renewed refunded, replaced or refinanced and (C) the Refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under this Indenture; (xv) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clauses (x),
(xv) and (xvii) of the definition of the term "Permitted Indebtedness;" provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien; (xvi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xvii) easements, rights-of-way, zoning restrictions, title irregularities and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any if its Restricted Subsidiaries; (xviii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of bankers' acceptances issued or created for the account of such Person (to the extent the Indebtedness evidenced thereby was permitted to be incurred under the terms of this Indenture) to facilitate the purchase, shipment or storage of such inventory or other goods; and (xix) Liens arising in connection with the placement by either Issuer or any Restricted Subsidiary of the Company, as the case may be, of a reasonable amount of cash (as determined in good faith by such Person's board of director) in escrow against any obligations permitted pursuant to clause (xviii) of Section 4.12.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Note" means a Note issued in exchange for interests in a Global Note in the form of a permanent certificated Note in registered form in substantially the form set forth in Exhibit A.

         "Physical Unit" means a Unit issued in exchange for interests in a Global Unit in the form of a permanent certificated Unit in registered form in substantially the form set forth in Exhibit A.

         "PMC Sale Transactions" means the following transactions and payments, including payments required pursuant to the documents evidencing such transactions: (i) the transfer of ownership to the Palladium Investors of The Prince Manufacturing Company ("PMC") which would be valued at approximately $21 million; (ii) the reduction of the preferred stock of the Palladium Investors to $15.2 million (as of September 30, 2003); (iii) the termination of any obligation of the Company or any Restricted Subsidiary of the Company in respect of the $2.25 million annual management advisory fee (subject to reinstatement if these transactions are not consummated on or before December 31, 2003); (iv) a separate cash payment to the Palladium Investors of $10 million from the recent sale of MRT; (v) payments by PMC to the Company for central support services for the three years ending June 30, 2006 of $1 million, $0.5 million and $0.2 million, respectively; (vi) supply arrangements between the Company and PMC with respect to manganous oxide and red iron oxide; (vii) customary representations, warranties and indemnities by the Company, and provisions for closing working capital balance adjustments, settlement of intercompany accounts owed to PMC, a closing fee payable to Palladium and the agreement of the Company to pay or reimburse the Palladium Investors for their reasonable out-of-pocket expenses; and (viii) the establishment by the Company of a $1 million escrow or other credit support for two years to secure its net working capital and foregoing indemnification obligations, and indemnification of the Palladium Investors, payable after the maturity of the Notes, for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of PMC less than $21 million, up to a maximum payment by the Company of $4 million.

         "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

         "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A as the same may be revised from time to time to comply with applicable laws and regulations.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

         "Purchase Money Obligation" means any Indebtedness (as amended, modified, renewed, refunded, replaced or refinanced) secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased, constructed or improved by the Company or any Restricted Subsidiary at any time after the Issue Date; provided, however, that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction or improvement of such assets and shall at all times be confined solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price or cost of construction or improvement to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

         "Record Date" means the Record Dates specified in the Notes.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and the Initial Purchaser.

         "Regulation S" means Regulation S under the Securities Act.

         "Related Business" means any business that is reasonably related to or complementary to the businesses conducted by the Company, or the Restricted Subsidiaries, on the Issue Date.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under Section 4.12; or (iv) any Restricted Investment. A Permitted Investment is not a Restricted Payment.

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Secured Parties" means the Collateral Agent, the Trustee and the Holders.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Security Interests" means the Liens on the Collateral created by this Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders.

         "Separation Event" means the occurrence of (i) an Event of Default on the Notes, (ii) a redemption of the Dutch Notes pursuant to Section 3.03(d) or
(iii) a Change of Control of the Dutch Issuer.

         "Shareholders Agreements" means (i) the Shareholders Agreement dated December 29, 1987 by and between Marvin S. Sussman and the Company; (ii) the Shareholders Agreement dated February 21, 1995 among Phibro-Tech, Inc., I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Severance Agreement between Phibro-Tech, Inc. and James O. Herlands, dated February 21, 1995 and
(iv) the Stockholders Agreement, dated as of November 30, 2000, among, inter alia, the Company, Jack C. Bendheim and the Palladium Investors; each as amended and in effect on the Issue Date, and as thereafter amended, except for any amendment subsequent to the Issue Date which causes the terms of such agreement to be less favorable to the Company or Phibro-Tech, as the case may be.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which (A) if incurred by the Company, is subordinated in right of payment to the Notes, or (B) if incurred by a Guarantor, is subordinated in right of payment to the Guarantee of such Guarantor.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

         "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "Trademark Security Agreement" means a Trademark Security Agreement made by any of the Company or any Domestic Guarantor in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "Transactions" means, collectively, the Offering, the PMC Sale Transactions and the solicitation of consents with respect to the Company's Existing Notes to amendments to the indenture governing the Existing Notes.

         "Trustee" means HSBC Bank USA, as trustee, and any successor thereto in accordance with the terms of this Indenture.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "United States Dollars" and "dollar" and "$" means lawful money of the United States of America.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under Section 4.14 and not redesignated a Restricted Subsidiary in compliance with such covenant.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "U.S. Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company and the Domestic Guarantors parties thereto in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "U.S. Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Domestic Guarantors parties thereto in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares or nominee shares held by a third party to comply with local law) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

         SECTION 1.02. Other Definitions.

                    Term                                    Defined in Section
                    ----                                    ------------------
"Additional Amounts"                                               4.27
"Additional Notes"                                                 2.02
"Additional Units"                                                 2.02
"Agent Members"                                                    2.16
"Asset Sale Offer"                                                 4.16(c)
"Asset Sale Offer Purchase Date"                                   4.16(d)
"Asset Sale Offer Trigger Date"                                    4.16(c)
"Authenticating Agent"                                             2.02
"Change of Control Offer"                                          4.15(c)
"Change of Control Purchase Date"                                  4.15(c)
"Change of Control Redemption of Dutch Notes"                      4.15(b)
"Change of Control Redemption of Dutch Notes Right"                4.15(b)
"Collateral Agent"                                                 Preamble
"Company"                                                          Preamble
"Comparable Treasury Issue"                                        3.03(a)
"Comparable Treasury Price"                                        3.03(a)
"covenant defeasance"                                              8.02(b)
"Default Interest Payment Date"                                    2.12
"defeasance"                                                       8.02(a)
"Designation"                                                      4.14(a)
"Designation Amount"                                               4.14(a)(iii)
"Dutch Issuer"                                                     Preamble
"Events of Default"                                                6.01
"Excess Cash Flow Offer"                                           4.24
"Excess Cash Flow Offer Amount"                                    4.24
"Excess Proceeds"                                                  4.16(b)
"Exchange Dutch Notes"                                             Preamble
"Exchange Notes"                                                   Preamble
"Exchange Unit"                                                    Preamble
"Exchange Units"                                                   Preamble

"Exchange U.S. Notes"                                              Preamble
"Existing Indebtedness"                                            4.12(a)(iii)
"Global Dutch Note"                                                2.01
"Global Notes"                                                     2.01
"Global Units"                                                     2.01
"Global U.S. Note"                                                 2.01
"IAI Global Notes"                                                 2.01
"IAI Global Unit"                                                  2.01
"incur"                                                            4.12(a)
"independent"                                                      10.04(c)
"Initial Dutch Notes"                                              Preamble
"Initial Notes"                                                    Preamble
"Initial Unit"                                                     Preamble
"Initial Units"                                                    Preamble
"Initial U.S. Notes"                                               Preamble
"Issuers"                                                          Preamble
"Legal Holiday"                                                    11.07
"Notes"                                                            Preamble
"Paying Agent"                                                     2.03
"Permitted Indebtedness"                                           4.12(a)
"Permitted Payments"                                               4.10(b)
"Premises"                                                         4.21
"Private Placement Legend"                                         2.15
"Public Equity Offering"                                           3.03(c)
"QIB Global Notes"                                                 2.01
"QIB Global Unit"                                                  2.01
"Redesignation"                                                    4.14(b)
"Reference Treasury Dealer"                                        3.03(a)
"Reference Treasury Dealer Quotation"                              3.03(a)
"refinancing"                                                      4.12(a)(x)
"Refinancing Indebtedness"                                         4.12(a)(x)
"Registrar"                                                        2.03
"Regulation S Global Notes"                                        2.01
"Regulation S Global Unit"                                         2.01
"Released Interests"                                               10.05(a)
"Relevant Jurisdiction"                                            4.27
"Required Filing Dates"                                            4.08
"Taxes"                                                            4.27
"Treasury Rate"                                                    3.03(a)
"Trustee"                                                          Preamble
"Units"                                                            Preamble
"U.S. Issuer"                                                      Preamble
"Valuation Date"                                                   10.05(b)

         SECTION 1.03. TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Units and/or the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Dutch Issuer or any other obligor on the Units and/or the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation"; and

         (7) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                  ARTICLE TWO

                                 THE SECURITIES

         SECTION 2.01. Form and Dating. The Initial Units, the Notes forming the Initial Units, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Units, the Exchange Notes forming the Exchange Units, the notation thereon relating to the Guarantees, if any, and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Units and Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Unit and Note shall be dated the date of its issuance and shall show the date of its authentication. Each U.S. Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit E hereto from each Domestic Guarantor. Each Dutch Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit E hereto from each Domestic Guarantor, Exhibit F hereto from each Foreign Guarantor, and Exhibit G hereto from the Company.

         The Notes of each Issuer will not trade separately unless a Separation Event has occurred.

         The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as Exhibits A, B, E, F and G, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Units offered and sold (i) in reliance on Rule 144A, (ii) to Institutional Accredited Investors or (iii) in reliance on Regulation S, shall be issued initially in the form of one or more permanent global Units in registered form, substantially in the form set forth in Exhibit A (the "Global Units"), each Global Unit consisting of a global U.S. Note ("Global U.S. Note") and global Dutch Note ("Global Dutch Note" and together with the Global U.S. Notes, the "Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided, and shall bear the legend set forth in Exhibit A. One or more separate Global Units shall be issued to represent Units held by (i) Qualified Institutional Buyers (a "QIB Global Unit"), consisting of the underlying U.S. Notes and Dutch Notes (the "QIB Global Notes"), (ii) Institutional Accredited Investors (an "IAI Global Unit"), consisting of the underlying U.S. Notes and Dutch Notes (the "IAI Global Notes"), and (iii) Persons acquiring Units in reliance on Regulation S (a "Regulation S Global Unit"), consisting of the underlying U.S. Notes and Dutch Notes (the "Regulation S Global Notes"). The aggregate principal amount of any Global Unit or Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         All Units and Notes offered and sold in reliance on Regulation S shall remain in the form of Global Units and Global Notes until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Issuers and the Guarantors have been so complied with.

         SECTION 2.02. Execution and Authentication; Aggregate Principal Amount. Two Officers, or an Officer and an Assistant Secretary of the Issuers and each Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Units and Notes for the Issuers and the Guarantees for the Guarantors by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Unit, Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Unit or the Note, the Unit or the Note shall nevertheless be valid.

         A Unit or Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Unit or the Note. The signature shall be conclusive evidence that the Unit or the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) 105,000 Initial Units, each Unit consisting of (a) $809.5238095 principal amount of Initial U.S. Notes and (b) $190.4761905 principal amount of Dutch Notes for original issue, (ii) Exchange Units, from time to time after the Issue Date for issue only in exchange for a like principal amount of Initial Units, and (iii) subject to compliance with
Section 4.12, additional Units ("Additional Units"), each such Unit consisting of a U.S. Note and Dutch Note ("Additional Notes") for original issue after the Issue Date in an unlimited amount in each case upon written orders of the Issuers in the form of an Officers' Certificate. Each such written order shall specify the amount of Units to be authenticated and the date on which the Units are to be authenticated, whether the Units are to be Initial Units, Exchange Units or Additional Units and whether the Units are to be issued as Physical Units or Global Units or such other information as the Trustee may reasonably request.

         In the event that the Issuers shall issue and the Trustee shall authenticate any Additional Units, the Issuers shall use their reasonable efforts to obtain the same "CUSIP" number for such Units as is printed on the Units outstanding at such time; provided, however, that if any series of Units issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuers in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuers may obtain a "CUSIP" number for such Units that is different than the "CUSIP" number printed on the Units then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate Units and Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Units and Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers or with any Affiliate of the Issuers.

         The Units and Notes shall be issuable in fully registered form only, without coupons, in denominations of (i) $1,000 for the Units, (ii) $809.5238095 for the U.S. Notes and (iii) $190.4761905 for the Dutch Notes; or, in each case, any integral multiple thereof.

         The Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Trustee by the Issuers and to act in accordance with such letter.

         SECTION 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Units, or if a Separation Event has occurred, Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Units, or if a Separation Event has occurred, Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuers in respect of the Units, Notes and this Indenture may be served. The Registrar shall keep a register of the Units and Notes and of their transfer and exchange. The Issuers may have one or more Co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" or "Registrar" includes any additional Paying Agent or Registrar, as the case may be. The Issuers and any of its Subsidiaries may act as the Paying Agent or Registrar.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers shall fail to maintain a Registrar or Paying Agent the Trustee shall act as such.

         The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Units and Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuers. The Issuers may change any Paying Agent and Registrar without notice to the Holders.

         SECTION 2.04. Paying Agent to Hold Assets in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee three (3) Business Days (or such shorter period as the Trustee may expressly agree to) before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Issuers shall otherwise comply with TIA ss. 312(a).

         SECTION 2.06. Transfer and Exchange. Subject to Sections 2.16 and 2.17, when Units (or, if a Separation Event has occurred, Notes) are presented to the Registrar or a Co-Registrar with a request to register a transfer or to exchange such Units or Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Units and Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Units and Notes and the Guarantors shall execute Guarantees thereon at the Registrar's or Co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.07, 4.15, 4.16,
4.24 or 9.05, in which event the Issuers shall be responsible for the payment of such taxes).

         The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business on the day which is 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a beneficial interest in a Global Unit shall, by acceptance of such Global Unit, agree that transfers of beneficial interests in such Global Units may be effected only through a book entry system maintained by the Holder of such Global Unit (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

         SECTION 2.07. Replacement Units and Notes. If a mutilated Unit or Note is surrendered to the Trustee or if the Holder of a Unit or Note claims that the Unit or Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Unit or Note and the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuers, the Guarantors and the Trustee, to protect the Issuers, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Issuers and the Guarantors.

         SECTION 2.08. Outstanding Units and Notes. Units and Notes outstanding at any time are all the Units and Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of
Section 2.09, a Unit or Note does not cease to be outstanding because the Issuers or any of its Affiliates holds the Unit or Note.

         If a Unit or Note is replaced pursuant to Section 2.07 (other than a mutilated Unit or Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Unit or
Note is held by a bona fide purchaser. A mutilated Unit or Note ceases to be outstanding upon surrender of such Unit or Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Units and Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Units and Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or an Affiliate of the Issuers shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuers shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

         SECTION 2.10. Temporary Units and Notes. Until definitive Units and Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Units and Notes upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Units and Notes to be authenticated and the date on which the temporary Units and Notes are to be authenticated. Temporary Units and Notes shall be substantially in the form of definitive Units and Notes but may have variations that the Issuers consider appropriate for temporary Units and Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Issuers shall prepare, the Trustee shall authenticate and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Issuers pursuant to Section 2.02, definitive Units and Notes in exchange for temporary Units and Notes.

         SECTION 2.11. Cancellation. The Issuers at any time may deliver Units or Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Units or Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, shall dispose, in its customary manner, of all Units and Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Units or Notes to replace Units or Notes that it has paid for or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Units or Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Units or Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12. Defaulted Interest. The Issuers will pay interest on overdue principal from time to time on demand at 1% per annum in excess of the rate of interest then borne by the Notes. The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

         If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are (i) Holders on a subsequent special record date, if it so elects, which special record date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, or (ii) if the Issuers do not elect a special record date, Holders on the next Record Date, which payment shall be made on the next regular Interest Payment Date. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuers deposit monies proposed to be paid in respect of defaulted interest later than 10:30 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuers shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.13. CUSIP Number. The Issuers in issuing the Units shall use "CUSIP" numbers. If a Separation Event Occurs, the Company and the Dutch Issuer shall as soon as practicable obtain "CUSIP" numbers for the U.S. Notes and Dutch Notes, respectively. The Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Units or the Notes, and that reliance may be placed only on the other identification numbers printed on the Units or the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

         SECTION 2.14. Deposit of Monies. Prior to 10:30 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be.

         SECTION 2.15. Restrictive Legends. Each Global Unit, Global Note, Physical Unit and Physical Note that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in Exhibit A (as the same may be revised from time to time to comply with applicable laws and regulations) on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, unless otherwise agreed by the Issuers and the Holder thereof) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuers).

         Each Global Unit shall also bear the legend set forth in Exhibit A and each Global Note shall also bear the legend as set forth in Exhibit A.

         SECTION 2.16. Book-Entry Provisions for Global Units and Global Notes.
(a) The Global Units and Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository, and (iii) bear the legends as set forth in Exhibit A.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Unit or Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Units or Global Notes, and the Depository may be treated by the Issuers, the Trustee and any Agent of the Issuers or the Trustee as the absolute owner of such Global Unit or Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any Agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Unit or Note.

         (b) Transfers of a Global Unit or Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Unit or Global Note may be transferred or exchanged for Physical Units or Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
Section 2.17. In addition, Physical Units or Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Unit or Global Note if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Units and Global Notes and a successor depository is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Units or Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Unit or Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Units or Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Unit or Global Note in an amount equal to the principal amount of the beneficial interest in the Global Unit or Global Note to be transferred, and the Issuers shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Units or Physical Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Unit or Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Unit or Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, the Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Unit or Global Note, an equal aggregate principal amount of Physical Units or Physical Notes of authorized denominations.

         (e) Any Physical Unit or Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Unit or Global Note pursuant to paragraph (b) or (c) of this Section 2.16 shall, except as otherwise provided by paragraphs (d) and (f) of Section 2.17, bear the Private Placement Legend.

         (f) The Holder of a Global Unit or Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Units or the Notes.

         SECTION 2.17. Registration of Transfers and Exchanges. (a) Transfer and Exchange of Physical Units or Physical Notes. When Physical Units or Physical Notes are presented to the Registrar or Co-Registrar with a request:

                  (i) to register the transfer of the Physical Units or Physical Notes; or

                  (ii) to exchange such Physical Units or Physical Notes for an equal number of Physical Units or Physical Notes of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.17 for such transactions are met; provided, however, that the Physical Units or Physical Notes presented or surrendered for registration of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing; and

                  (ii) in the case of Physical Units or Physical Notes the offer and sale of which have not been registered under the Securities Act, Physical Units or such Physical Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

                  (1) if such Physical Unit or Physical Note is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit J hereto); or

                  (2) if such Physical Unit or Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit J hereto); or

                  (3) if such Physical Unit or Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (4) if such Physical Unit or Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (5) if such Physical Unit or Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (6) if such Physical Unit or Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit J hereto) and an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

         (b) Restrictions on Transfer of a Physical Unit or Physical Note for a Beneficial Interest in a Global Unit or Global Note. Unless otherwise agreed to by the Issuers, a Physical Unit or Physical Note may not be exchanged for a beneficial interest in a Global Unit or Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Unit or Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

                  (i) certification, substantially in the form of Exhibit J hereto, that such Physical Unit or Physical Note is being transferred
         (A) to a Qualified Institutional Buyer, (B) to an Institutional Accredited Investor or (C) in reliance on Regulation S and, in the case of (II), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and, in the case of (C), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and in each case an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; and

                  (ii) written instructions from the Issuers directing the Registrar or Co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Unit or Global Note to reflect an increase in the aggregate amount of the Units or Notes represented by the Global Unit or Global Note, then the Registrar or Co-Registrar shall cancel such Physical Unit or Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Units or Notes represented by the applicable Global Unit or Global Note to be increased accordingly. If no Global Unit or Global Note representing Notes held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Notes in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate such Global Unit or Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Units and Global Notes. The transfer and exchange of Global Units, Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in (i) a QIB Global Unit, an IAI Global Unit or a Regulation S Global Unit, as the case may be, to another type of Global Unit, together with the applicable Global Units (or, if the applicable type of Global Unit required to represent the interest as requested to be transferred is not then outstanding, only the Global Unit representing the interest being transferred) or (ii) a QIB Global Note, an IAI Global Note or a Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Units or Notes represented by the applicable Global Units or Global Notes involved in such transfer or exchange to be adjusted accordingly to reflect the applicable increase and decrease of the principal amount of Units or Notes represented by such types of Global Units or Global Notes, giving effect to such transfer. If the applicable type of Global Unit or Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Unit or Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred. Any such transfer or exchange of Global Units, Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer as contemplated herein) and the procedure of the Depository therefor. Unless otherwise agreed to by the Issuers, any request for the registration of the transfer of an interest in (i) a QIB Global Unit, an IAI Global Unit or a Regulation S Global Unit to another type of Global Unit or (ii) a QIB Global Note, an IAI Global Note or a Regulation S Global Note to another type of Global Note, must be accompanied by a certificate from the transferor, substantially in the form of Exhibit J hereto, that the transferee is either (i) a Qualified Institutional Buyer in accordance with Rule 144A, (ii) an Institutional Accredited Investor, or (iii) relying on Regulation S, and in the case of (ii), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and, in the case of (iii), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and in each case an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Unit for a Physical Unit or Global Note for a Physical Note.

                  (i) Any Person having a beneficial interest in a Global Unit may upon request exchange such beneficial interest for a Physical Unit and any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Unit or Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (1) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit J hereto); or

                  (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit J hereto); or

                  (3) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and a Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (4) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (5) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit J hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (6) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit J hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Unit or Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Unit or Physical Note, as applicable.

                  (ii) Units issued in exchange for a beneficial interest in a Global Unit and Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.17(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-

         Registrar in writing. The Registrar or Co-Registrar shall deliver such Physical Units or Physical Notes to the Persons in whose names such Physical Units or Physical Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Units and Global Notes. Notwithstanding any other provisions of this Indenture, a Global Unit or Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Private Placement Legend. Upon the transfer, exchange or replacement of Units or Notes not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Units or Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Units or Notes bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Units or Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuers nor any Affiliate of the Issuers has held any beneficial interest in such Unit or Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date unless otherwise agreed by the Issuers) and (ii) there is delivered to the Registrar or Co-Registrar a certificate and/or, if requested, an Opinion of Counsel, each reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) General. By its acceptance of any Unit or Note bearing the Private Placement Legend, each Holder of such a Unit or Note acknowledges the restrictions on transfer of such Unit or Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Unit or Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         (h) Transfers of Units and Notes Held by Affiliates. Any certificate (i) evidencing a Unit or Note that has been transferred to an Affiliate of the Issuers within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Unit or Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Issuers or any Affiliate of the Issuers was an owner of such Unit or Note, in each case, bear the Private Placement Legend, unless otherwise agreed by the Issuers (with written notice thereof to the Trustee).

         SECTION 2.18. Additional Interest Under Registration Rights Agreement. Under certain circumstances, the Issuers shall be obligated to pay certain Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

                                 ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the terms of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Issuers shall give each notice to the Trustee provided for in this
Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; provided further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary), unless such method is otherwise prohibited.

         Each redemption made pursuant to this Article III, other than pursuant to Section 3.03(d), shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change in Control of the Dutch Issuer has occurred.

         SECTION 3.03. Optional Redemption.

         (a) Optional Redemption Prior to June 1, 2005. At any time prior to June 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of
(1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of 114% of the aggregate principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including June 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, if any, to the date of redemption.

                  (i) "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                  (ii) "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005).

                  (iii) "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                  (iv) "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                  (v) "Reference Treasury Dealer" means any primary U.S. government securities dealer in the City of New York selected by the Company.

         (b) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest to the date of redemption, if redeemed during the six-month period beginning on the dates indicated below:

                  Period                          Percentage
                  ------                          ----------
June 1, 2005................................        114.0%
December 1, 2005............................        109.0%
June 1, 2006................................        105.0%
December 1, 2006 and thereafter.............        101.0%

         (c) Redemption Upon Equity Offering. In addition, at any time prior to June 1, 2005, the Issuers may, at their option, redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued after the Issue Date, on one or more occasions with the net proceeds of one or more Public Equity Offerings at 113% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, that immediately after giving effect to such redemption, at least 65% of the sum of
(i) $105.0 million (the initial aggregate principal amount of the Notes issued in the Offering) and (ii) the respective initial aggregate principal amount of the Notes after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers will make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

         "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed under the Securities Act.

         (d) Tax Redemption. Dutch Notes may be redeemed, at the option of the Dutch Issuer, as a whole, but not in part (limited to Dutch Notes with respect to which an Additional Amount (as described above) is or may be required), at any time, upon giving notice to holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Dutch Issuer determines and certifies to the Trustee immediately prior to the giving of such notice that
(i) the Dutch Issuer or any Guarantor (or the U.S. Issuer with respect to the Company Guarantee) in respect of the Dutch Notes has or will become obligated to pay Additional Amounts in respect of such Dutch Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the Netherlands or any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such Dutch Notes and (ii) such obligation cannot be avoided by the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) would be obligated to pay such Additional Amounts if a payment in respect of such Dutch Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Dutch Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Dutch Issuer stating that the obligation to pay Additional Amounts cannot be avoided by the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) taking reasonable measures available to them and (b) a written opinion of independent legal counsel to the Dutch Issuer to the effect that the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

         SECTION 3.04. Notice of Redemption. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address, with a copy to the Trustee and any Paying Agent. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuer's names and at the Issuers' expense. The Issuers shall provide such notices of redemption to the Trustee at least five days before the intended mailing date (unless a shorter period shall be satisfactory to the Trustee).

         Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)      the name and address of the Paying Agent;

         (4) the subparagraph of the Notes pursuant to which such redemption is being made;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

         (6) that, unless the Issuers default in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and the Trustee shall authenticate and mail to the Holder of the original Note a Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled; and

         (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes of such Holder (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

         SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if an Issuer defaults in payment of the Redemption Price.

         SECTION 3.06. Deposit of Redemption Price. On or before the Redemption Date and in accordance with Section 2.14, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date on Notes or portions thereof called for redemption, whether or not such Notes are presented for payment.

         SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

         SECTION 4.01. Payment of Notes. (a) Each Issuer shall pay the principal of, premium, if any, and interest on the Notes issued by the Issuer on the dates and in the manner provided in such Notes and in this Indenture.

         (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than each Issuer or any of its Affiliates) holds, prior to 10:30 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

         (c) Each Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Notes issued by such Issuer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         (d) Notwithstanding anything to the contrary contained in this Indenture, either Issuer may, to the extent it is required to do so by law, or shall cause the Trustee to, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments in respect of the Notes issued by such Issuer that are made hereunder.

         SECTION 4.02. Maintenance of Office or Agency. The Issuers shall maintain the office or agency required under Section 2.03. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         SECTION 4.03. Corporate Existence. Except as otherwise permitted by Article Five, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuers and each Restricted Subsidiary; provided, however, that each Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuers (or if such existence is with respect to any Restricted Subsidiary which is not a Significant Subsidiary, by the appropriate Officers of the Issuers) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Subsidiaries, taken as a whole.

         SECTION 4.04. Payment of Taxes and Other Claims. The Issuers shall pay or discharge or cause to be paid or discharged, before penalties attach, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuers or any of the Restricted Subsidiaries; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.05. Maintenance of Properties and Insurance. (a) The Issuers shall, and shall cause each of the Restricted Subsidiaries to, maintain all material properties used in the conduct of its business in working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Issuers or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Issuers or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and would not be reasonably likely to cause a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Issuers and the Subsidiaries, taken as a whole.

         (b) The Issuers shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuers, are customary for companies of a similar size in the conduct of the business of the Issuers and the Restricted Subsidiaries, with reputable insurers or with the Government of the United States of America or any agency or instrumentality thereof (if not through self-insurance).

         SECTION 4.06. Compliance Certificate; Notice of Default. (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each of the Issuers' fiscal years, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be each Issuer's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of such Issuer's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of such Issuer exists, such Officers' Certificate shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should such Issuer elect to change the manner in which it fixes its fiscal year-end.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Issuers' independent certified public accountants (who shall be a firm of established national reputation) stating whether, in connection with their audit examination, any Default or Event of Default, as they relate to accounting matters, has come to their attention specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuers shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon its becoming aware of such occurrence.

         SECTION 4.07. Compliance with Laws. The Issuers shall comply, and shall cause each of their Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the

United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuers and their Subsidiaries taken as a whole.

         SECTION 4.08. Provision of Financial Statements and Information. Whether or not either Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission following the effectiveness of the Exchange Offer Registration Statement, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with or furnished to the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file or furnish such documents if the Company were so subject; provided the Commission will accept such filings. The Company will also in any event (i) within 15 days of each Required Filing Date following the effectiveness of the Exchange Offer Registration Statement, file with the Trustee, and supply the Trustee with copies for delivery to the Holders and prospective purchasers of the Notes, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if the Commission will not accept the filing of such documents promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder of the Notes. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide upon request from Holders or prospective Holders of Notes the information required by Rule 144A(d) (4) under the Securities Act.

         SECTION 4.09. Waiver of Stay, Extension or Usury Laws. The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company):

                  (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
         4.12 and

                  (iii) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date shall not exceed the sum of:

                           (1) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the first calendar month after the Issue Date and ending on the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

                           (2) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Restricted Subsidiary issued or incurred on or after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock), in any such case and solely for purposes of avoiding duplication, to the extent that such proceeds are not theretofore used (x) to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph or (y) to make any Restricted Investment pursuant to clause (iv) of the next paragraph; plus

                           (3)      the amount of the net reduction in
                                    Investments in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any guaranty of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of the term "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

                           (4) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or the proceeds of such sale are converted into cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

         (b) The foregoing provisions do not prohibit, so long as no Default or Event of Default is continuing or would occur as a consequence thereof, the following actions (collectively, "Permitted Payments"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture (which payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph);

                  (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

                  (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or any refinancing of Subordinated Indebtedness permitted by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company has complied with its obligations under the provisions described under Section 4.15;

                  (iv) any Restricted Investment to the extent the sole consideration for which consists of, or is made with the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

                  (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers and employees of the Company and its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement in an aggregate amount that shall not exceed $500,000 since the Issue Date plus the aggregate cash proceeds from any payments on insurance policies in which the Company or any of its Subsidiaries is the beneficiary with respect to any directors, officers or employees of the Company and its Subsidiaries which proceeds are used to purchase the Capital Stock of the Company or any Restricted Subsidiary of the Company held by any of such directors, officers or employees; and the repurchase of Capital Stock of the Company or a Restricted Subsidiary by the Company or such Restricted Subsidiary pursuant to the terms of any of the Shareholders Agreements;

                  (vi) loans or advances to employees of the Company or any of its Subsidiaries which loans or advances exist on the Issue Date, and other loans or advances to employees of the Company or any Subsidiary to pay reasonable relocation expenses or otherwise entered into in the ordinary course of business not to exceed $500,000 in the aggregate principal amount at any one time outstanding;

                  (vii) Restricted Payments in an amount such that the sum of the aggregate amount of Restricted Payments made pursuant to this clause (vii) after the Issue Date does not exceed $2.5 million at any one time outstanding; and

                  (viii) payments pursuant to any of the Transactions or made in a manner consistent with the information under the caption "Use of Proceeds" (other than general corporate purposes) in the Offering Circular pursuant to which the Notes are offered and sold.

         For purposes of clause (iii) of the first paragraph of this covenant, the Permitted Payments referred to in clauses (i) and (v) above shall be included in the aggregate amount of Restricted Payments made since the Issue Date, and any other Permitted Payments described above shall be excluded.

         SECTION 4.11. Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless:
(i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) the Company delivers to the Trustee (A) with respect to any transaction or series of transactions involving aggregate payments in excess of $250,000, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company, and (B) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         Notwithstanding the foregoing, this covenant does not apply to:

                  (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance);

                  (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company;

                  (iii) any transaction permitted by the second paragraph under Section 4.10;

                  (iv) transactions permitted by, and complying with, the provisions described under Section 5.01 and 5.02;

                  (v) any Transaction or any transaction described under the caption "Use of Proceeds" in the Offering Circular pursuant to which the Notes are offered and sold; and

                  (vi)     agreements to make the payments described in clause
         (y)(2) of the second sentence of the definition of the term
         "Investment."

         As of the Issue Date, the cash salary and bonus in the aggregate payable to Jack Bendheim in respect of each fiscal year beginning on or after July 1, 2003 (i) for which Cash Flow of the prior fiscal year is less than $25.0 million shall be capped at $750,000, (ii) for which Cash Flow of the prior fiscal year is greater than or equal to $25.0 million but less than $36.0 million, shall not exceed the sum of (A) $750,000 plus (B) (1) $900,000 times
(2) a ratio, the numerator of which is Cash Flow with respect to such prior fiscal year less $25.0 million and the denominator of which is $11.0 million and
(iii) for which Cash Flow of the prior fiscal year is greater than or equal to $36.0 million, shall be determined by the Compensation Committee of the Board of Directors and shall not exceed $2.0 million.

         SECTION 4.12. Limitation on Incurrence of Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired
Debt), except that the Company and any Domestic Guarantor may incur Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters would be at least 2.25 to 1.0 if incurred during the period from the Issue Date through the second anniversary thereof, and 2.50 to 1.0 if incurred thereafter.

         The foregoing limitations do not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

                  (i) Indebtedness of the Company and its Restricted Subsidiaries arising under the Credit Agreement, in an aggregate principal amount not to exceed at any time outstanding an amount equal to (x) $15.0 million; less (y) during the 30 day period preceding the date on which a scheduled payment of interest is due on the Notes, the aggregate amount of such interest, less (z) during the 30 day period preceding the date on which a scheduled payment of interest is due on the Existing Notes, the aggregate amount of such interest;

                  (ii) Indebtedness of the Issuers and the Guarantors represented by the Notes issued on the Issue Date in the Offering, Exchange Notes issued in exchange for such Notes or in exchange for Notes issued in compliance with the first paragraph of this covenant and the related Guarantees and the Company Guarantee;

                  (iii) Indebtedness of the Company or any Restricted Subsidiary in existence, and Indebtedness pursuant to any commitment in effect under any credit agreement or facility (other than the Credit Agreement), in each case, on the Issue Date ("Existing Indebtedness");

                  (iv) Indebtedness of a Domestic Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (i), (vii) or (xv) of the definition thereof, in each case, subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (i), (vii) or (xv) of the definition thereof; provided that (A) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to such Subsidiary's Obligations under this Indenture and its Guarantee and (B) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (i), (vii) or (xv) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (iv) by the issuer of such Indebtedness;

                  (v) Indebtedness of a Foreign Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is permitted to be made as a Permitted Investment under clause (i)(B), (ix) or (x) of the definition thereof and is held by the Company or a Restricted Subsidiary of the Company, as the case may be, or the holder of a Permitted Lien thereon of the type described in clause (i), (vii) or (xv) of the definition thereof, in each case, subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company, as the case may be, or the holder of a Permitted Lien of the type described in clause (i),
         (vii) or (xv) of the definition thereof; provided that (A) if such Indebtedness was made as a Permitted Investment under clause (i)(B) of the definition thereof to the Dutch Issuer or any Foreign Guarantor, such Indebtedness shall be subordinated, pursuant to a written agreement by the holder thereof, to the Dutch Issuer's or such Foreign Guarantor's, as the case may be, Obligations under this Indenture and the Dutch Notes or its Foreign Guarantee, as applicable, and (B) if as of any date any Person other than the Company or a Restricted Subsidiary of the Company, as the case may be, or the holder of a Permitted Lien thereon of the type described in clause (i), (vii) or
         (xv) of the definition thereof owns or holds any such

         Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (v) by the issuer of such Indebtedness;

                  (vi) (A) Indebtedness of a Foreign Restricted Subsidiary of the Company to a Foreign Restricted Subsidiary of the Company that is not the Dutch Issuer or a Restricted Subsidiary thereof for so long as such Indebtedness is held by such Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (xv) of the definition thereof, in each case, subject to no Lien held by a Person other than the Company or such Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (xv) of the definition thereof (provided that if as of any date any Person other than such Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (xv) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi)(A) by the issuer of such Indebtedness); and (B) Indebtedness of the Dutch Issuer or any Restricted Subsidiary thereof to a Restricted Subsidiary of the Dutch Issuer or the Dutch Issuer for so long as such Indebtedness is held by a Restricted Subsidiary of the Dutch Issuer or the Dutch Issuer or the holder of a Permitted Lien thereon of the type described in clause (vii) or (xv) of the definition thereof, in each case, subject to no Lien held by a Person other than a Restricted Subsidiary of the Dutch Issuer or the Dutch Issuer or the holder of a Permitted Lien of the type described in clause (vii) or
         (xv) of the definition thereof (provided that (1) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Dutch Issuer's or such Restricted Subsidiary's, as the case may be, Obligations under this Indenture and the Dutch Notes or its Guarantee, as applicable, and (2) if as of any date any Person other a Restricted Subsidiary of the Dutch Issuer or the Dutch Issuer or the holder of a Permitted Lien thereon of the type described in clause
         (vii) or (xv) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi)(B) by the issuer of such Indebtedness);

                  (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case, subject to no Lien other than a Permitted Lien of the type described in clause (i), (vii) or (xv) of the definition thereof; provided that (A) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations under this Indenture and the Notes and (B) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (i), (vii) or (xv) of the definition thereof, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
         (vii) by the Company;

                  (viii) Indebtedness of the Company or any Restricted Subsidiary arising with respect to (A) Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding to the extent that the notional amount of any such Interest Rate Agreement Obligations do not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Rate Agreement Obligations relate and (B) Currency Agreement Obligations incurred for the purpose of fixing or hedging currency risk with respect to any receivable or liability the payment of which is determined by reference to a foreign currency (provided that in the case of Currency Agreement Obligations which relate to

         Indebtedness, such Currency Agreement Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder);

                  (ix) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for the Company or any Restricted Subsidiary in the ordinary course of business;

                  (x) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a "refinancing"), of any Indebtedness incurred as permitted under the first paragraph of this covenant or any Indebtedness described in any of clauses (ii) or (iii) above, and this clause (x) ("Refinancing Indebtedness"); provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus accrued interest on the Indebtedness being refinanced plus the premiums, if any, on the Indebtedness being refinanced and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); (B) if the Weighted Average Life to Maturity of the Indebtedness being refinanced is equal to or greater than the Weighted Average Life to Maturity of the Notes, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (C) the final maturity of such Refinancing Indebtedness shall not be earlier than the final maturity of the Indebtedness being Refinanced; (D) with respect to Refinancing Indebtedness refinancing Subordinated Indebtedness, shall be subordinated to the Notes at least to the same extent and in the same manner as the Indebtedness being refinanced; and (E) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced;

                  (xi) Indebtedness of the Company or any Restricted Subsidiary (A) representing Capital Lease Obligations and any amendments, modifications, renewals, refundings, replacements or refinancings thereof and/or (B) in respect of Purchase Money Obligations for property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed $5.0 million at any one time outstanding;

                  (xii) (A) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes and (B) foreign currency forward exchange contracts entered into in the ordinary course of business to protect against fluctuations in the relative values of currencies that could adversely affect the Issuers' results of operations and not for speculative purposes;

                  (xiii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business
         (A) in respect of (1) workers' compensation claims or self-insurance or
         (2) other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance or (B) for regulatory, environmental or insurance purposes;

                  (xiv) Indebtedness incurred in respect of letters of credit issued for the account of the Company or any Restricted Subsidiary in an aggregate stated amount not to exceed $5.0 million

         (or the foreign currency equivalent thereof being determined as of the later of the date of the issuance thereof or any date on which the stated amount of such letter of credit is increased);

                  (xv) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate principal amount at any time outstanding not to exceed $2.5 million, incurred to finance losses or costs relating to catastrophic occurrences or expenses occurring outside of the ordinary course of business; provided, that, in the case of losses or costs relating to catastrophic occurrences, the amount of any such losses or costs shall be deemed to be reduced by all insurance and condemnation proceeds on the thirtieth day following the receipt thereof by the Company or any of its Restricted Subsidiaries in connection with such catastrophic occurrence(s);

                  (xvi) Any guaranty by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such other Indebtedness is permitted to be incurred under this Indenture;

                  (xvii) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xvi) above and clause (xviii) below, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xvii) does not exceed $2.5 million at any one time outstanding; and

                  (xviii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds or value of the consideration actually received by the Company and its Restricted Subsidiaries in connection with such transaction.

         For purposes of determining any particular amount of Indebtedness under this covenant, any guaranty, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, except in the case of any such letter of credit to the extent the stated amount thereof exceeds the principal amount of such other Indebtedness so supported.

         Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition..

         SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to, or issue any guaranty for the benefit of, the Company or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the

Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

                  (1) the Credit Agreement as in effect on the Issue Date, and any amendments, modifications, renewals, refundings, replacements or refinancings thereof; provided that such amendments, modifications, renewals, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing;

                  (2)      applicable law;

                  (3) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that no such encumbrance or restriction is applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

                  (4) customary non-assignment, subletting or net worth provisions in leases or other agreements entered into the ordinary course of business;

                  (5) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions only on the property so acquired;

                  (6) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by Section 4.16, provided further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery;

                  (7) Refinancing Indebtedness permitted under this Indenture; provide, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

                  (8) this Indenture, the Notes, the Guarantees, the Company Guarantee and the Collateral Agreements; and

                  (9) encumbrances and restrictions imposed by amendments, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (H) above; provided that such encumbrances and restrictions are, in the good faith judgment of the Company's Board of Directors, no more restrictive, in any material respect, than those contained in such contracts, instruments or obligations immediately prior to such amendment, restatement, renewal, replacement or refinancing.

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

         SECTION 4.14. Limitation on Designation of Unrestricted Subsidiaries.
(a) The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) immediately after giving effect to such Designation, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under
         Section 4.12; and

                  (iii) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Restricted Subsidiary on such date and (y) the Fair Market Value of such Restricted Subsidiary on such date.

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.10 for all purposes of this Indenture in an amount equal to the Designation Amount.

         (b) The Company will not designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), unless:

                  (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of this Indenture.

         PMC, MRT Holdings, LLC and Prince MFG, LLC shall be deemed to be redesignated as a Restricted Subsidiaries on January 1, 2004 if the PMC Sale Transactions have not been consummated on or prior to such date.

         An Unrestricted Subsidiary shall be deemed to be redesignated as a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary (including any right which the holders thereof may have to take enforcement action against it) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in the case of clause (a) to the extent permitted under the covenant described in Section 4.10.

         If any Unrestricted Subsidiary is (or is deemed to have been) redesignated as a Restricted Subsidiary, each Subsidiary of the Company that owns all or any portion of the Capital Stock of such Unrestricted Subsidiary shall be deemed to have been redesignated as a Restricted Subsidiary as well.

         MRT Holdings, LLC and Prince MFG, LLC and its direct wholly-owned subsidiary, PMC, will be the only Unrestricted Subsidiaries as of the Issue Date. All Designations and Redesignations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions. Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The Designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed a Designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

         SECTION 4.15. Change of Control. (a) In the event of a Change of Control of the U.S. Issuer, each Holder will have the right, unless the Issuers have given a notice of redemption, subject to the terms and conditions of this Indenture, to require the Issuers to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below. Any such repurchase of the Notes will include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Dutch Issuer has occurred.

         (b) In the event of a Change of Control of the Dutch Issuer, the Dutch Issuer may, at its option at any time, redeem the Dutch Notes in whole, and not in part, at the optional redemption price specified in Section 3.03 with respect to the date such redemption is to be effected (such right, a "Change of Control Redemption of Dutch Notes Right", and such redemption, a "Change of Control Redemption of Dutch Notes"). If the Dutch Issuer has not delivered a notice of redemption within 30 days following a Change of Control of the Dutch Issuer, each Holder of a Dutch Note shall have the right to require that the Dutch Issuer repurchase all or a portion of such Holder's Dutch Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the next paragraph; provided that at any time prior to the consummation of the offer to purchase required by the Dutch Issuer in accordance with the next paragraph, the Dutch Issuer may deliver an optional redemption notice to redeem all of the Dutch Notes in lieu of completing such offer to purchase.

         (c) On or before the 30th day following the occurrence of any Change of Control, the Company will, and within 30 days following any Change of Control of the Dutch Issuer, the Dutch Issuer will, mail an offer (each, a "Change of Control Offer") to each Holder at such Holder's registered address a notice by first-class mail stating: (i) that a Change of Control has occurred and that such Holder has the right to require us or the Dutch Issuer, as the case may be, to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes or Dutch Notes, as the case may be, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company or the Dutch Issuer, as the case may be, default in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date, (v) the procedures, consistent with this Indenture, to be followed by a Holder in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by this Indenture and applicable laws and regulations.

         (d) On the Change of Control Purchase Date, the Company or the Dutch Issuer, as the case may be, will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder whose Notes or portions thereof were accepted for payment an amount equal to the purchase price for such Notes or portion thereof plus accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to each Holder whose Notes or portions thereof were accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company or the Dutch Issuer, as the case may be, defaults in the payment of the purchase price therefor. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         (e) The Issuers will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

         SECTION 4.16. Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale; and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents (other than in the case of an Asset Sale consummated prior to the 180th day following the Issue Date of all or substantially all of the Capital Stock or assets of Wychem Limited, an English company indirectly wholly-owned by the Company); provided, however, that for purposes of this covenant, "cash" shall include (x) the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes and/or the Guarantees and/or the Company Guarantee), accounts payable and accrued expenses of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption of Indebtedness is effected on a basis such that there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities (other than customary indemnifications to the transferee and its Affiliates) and (y) any notes, obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are due and payable within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

         (b) Within 270 days after receipt of Net Proceeds from any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale: (i) to repay Indebtedness under the Credit Agreement and permanently reduce the commitments thereunder (provided, however, that no such Net Proceeds shall be used to repay such Indebtedness to the extent such Net Proceeds arose from an Asset Sale of any Foreign Collateral), (ii) in the case where the property or asset that was the subject of such Asset Sale does not constitute Collateral, to repay Indebtedness secured by a Lien of the type described in clause (i), (iii),
(vi), (viii), (xiv) or (xv) of the definition of the term "Permitted Lien" (provided, however, that no such Net Proceeds shall be used to repay Indebtedness of any Foreign Restricted Subsidiary except to the extent that such Net Proceeds arose from an Asset Sale of the assets of a Foreign Restricted Subsidiary), (iii) in the case where the property or asset that was the subject of such Asset Sale is the property or asset of a Foreign Restricted Subsidiary that does not constitute Foreign Collateral, to repay Indebtedness of any Foreign Restricted Subsidiary or (iv) a combination of the foregoing clauses
(i), (ii) and (iii); and/or make an investment in, or acquire assets and properties that will be used in, the business of the Company or a Restricted Subsidiary, existing on the Issue Date or in a Related Business; provided, however, that no such investments in or acquisitions of assets or properties that are to be used in the business of any Foreign Restricted Subsidiary or any Related Business thereof may be made using any such Net Proceeds except to the extent that such Net Proceeds arose from an Asset Sale of the assets of a Foreign Restricted Subsidiary. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company under the Credit Agreement or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

         (c) Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer (as defined below) has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." As soon as practicable, but in no event later than 20 Business Days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

         (d) Notice of an Asset Sale Offer shall be mailed by the Company not later than the 20th Business Day after the related Asset Sale Offer Trigger Date to each Holder at such Holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date; (v) the procedures, consistent with this Indenture, to be followed by a Holder in order to accept an Asset Sale Offer or to withdraw such acceptance; and (vi) such other information as may be required by this Indenture and applicable laws and regulations.

         (e) On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer,
(ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date. Any repurchase of Notes pursuant to an Asset Sale Offer shall include both U.S. Notes and Dutch Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of the Dutch Issuer has occurred.

         (f) This Section 4.16 shall not apply to a transaction consummated in compliance with Article Five.

         (g) The Company shall comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

         SECTION 4.17. Impairment of Security Interest. No Issuer nor any Guarantor may take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral securing the Notes or any Guarantee either the U.S. Notes, the Domestic Guarantees and the Company Guarantee or the Dutch Notes and the Foreign Guarantees. No Issuer nor any Guarantor may grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain any interest whatsoever in the Collateral other than Permitted Liens or as otherwise permitted by this Indenture. No Issuer nor any Guarantor may enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Agreements, subject to the terms of the Intercreditor Agreement (as it relates to the Domestic Collateral). Each Issuer and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. Each Issuer and each Guarantor will, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements, subject to Permitted Liens.

         SECTION 4.18. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, in each case, other than Permitted Liens.

         SECTION 4.19. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than such business as conducted by it on the Issue Date and any Related Business. For so long as any of MRT Holdings, LLC, Prince MFG, LLC or PMC shall be an Unrestricted Subsidiary of the Company or the PMC Sale Transactions shall not have been consummated, no such entity shall engage in any activities other than those currently conducted by such entity or those necessary or incidental to consummating the PMC Sale Transactions; provided, however, that notwithstanding the foregoing, no such entity shall incur any Indebtedness, make any Investments, or pay the obligations of any other person or entity, in an aggregate amount exceeding $25,000 or dispose of any of its assets other than in the ordinary course of business, if such entity is an Unrestricted Subsidiary of the Company other than as necessary or incidental to consummate the PMC Sale Transactions.

         SECTION 4.20. Landlord, Bailee and Consignee Waivers. (a) Each of the Company, the Dutch Issuer, each Domestic Restricted Subsidiary of the Company and each Restricted Subsidiary of the Dutch Issuer that is a lessee of, or becomes a lessee of, real property (whether used for manufacturing purposes or otherwise) on or in which it will maintain, store, hold or locate all or any of its assets having an aggregate fair market value of at least $50,000, shall use its commercially reasonable best efforts (which shall not require the expenditure of cash or the making of any material concessions under any relevant lease that was in effect on the Issue Date or if such (i) Domestic Restricted Subsidiary of the Company was not a Domestic Restricted Subsidiary of the Company on the Issue Date, the date such Domestic Restricted Subsidiary became a Domestic Restricted Subsidiary of the Company or (ii) Restricted Subsidiary of the Dutch Issuer was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the date such Restricted Subsidiary became a Restricted Subsidiary of the Dutch Issuer) to deliver to the Collateral Agent a landlord waiver, substantially in the form of Exhibit K to this Indenture, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date or the lessee thereof is a (x) Domestic Restricted Subsidiary of the Company that was not a Domestic Restricted Subsidiary of the Company on the Issue Date or (y) Restricted Subsidiary of the Dutch Issuer that was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the Company or its Domestic Restricted Subsidiary or the Dutch Issuer or its Restricted Subsidiary that is the lessee thereunder shall have 60 days from the Issue Date (or from the date the lessee thereof becomes a Domestic Restricted Subsidiary of the Company or a Restricted Subsidiary of the Dutch Issuer) to satisfy such requirement and shall be relieved of such obligation with respect to any landlord waiver to the extent such lessor has refused to deliver such a waiver following such Person's use of such commercially reasonable efforts.

         (b) Each of the Company, the Dutch Issuer, each Domestic Restricted Subsidiary of the Company and each Restricted Subsidiary of the Dutch Issuer that provides as bailor any of its assets to a bailee, having an aggregate fair market value of at least $50,000, shall use its commercially reasonable best efforts (which shall not require the expenditure of cash or the making of any material concessions under any relevant lease that was in effect on the Issue Date or if such (i) Domestic Restricted Subsidiary of the Company was not a Domestic Restricted Subsidiary of the Company on the Issue Date, the date such Domestic Restricted Subsidiary became a Domestic Restricted Subsidiary of the Company or (ii) Restricted Subsidiary of the Dutch Issuer was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the date such Restricted Subsidiary became a Restricted Subsidiary of the Dutch Issuer) to deliver to the Collateral Agent a bailee waiver, substantially in the form of Exhibit L to this Indenture, executed by the bailee of such assets; provided that in the case where such bailment is a bailment in existence on the Issue Date or the bailor thereof is a (x) Domestic Restricted Subsidiary of the Company that was not a Domestic Restricted Subsidiary of the Company on the Issue Date or (y) Restricted Subsidiary of the Dutch Issuer that was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the Company or its Domestic Restricted Subsidiary or the Dutch Issuer or its Restricted Subsidiary that is the bailor thereunder shall have 60 days from the Issue Date (or from the date the bailor thereof becomes a Domestic Restricted Subsidiary of the Company or a Restricted Subsidiary of the Dutch Issuer) to satisfy such requirement and shall be relieved of such obligation with respect to any bailee waiver to the extent such bailee has refused to deliver such a waiver following such Person's use of such commercially reasonable efforts.

         (c) Each of the Company, the Dutch Issuer, each Domestic Restricted Subsidiary of the Company and each Restricted Subsidiary of the Dutch Issuer that provides as consignor any of its assets to a consignee having an aggregate fair market value of at least $50,000, shall use its commercially reasonable best efforts (which shall not require the expenditure of cash or the making of any material concessions under any relevant lease that was in effect on the Issue Date or if such (i) Domestic Restricted Subsidiary of the Company was not a Domestic Restricted Subsidiary of the Company on the Issue Date, the date such Domestic Restricted Subsidiary became a Domestic Restricted Subsidiary of the

Company or (ii) Restricted Subsidiary of the Dutch Issuer was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the date such Restricted Subsidiary became a Restricted Subsidiary of the Dutch Issuer) to deliver to the Collateral Agent a consignee waiver, substantially in the form of Exhibit M to this Indenture, executed by the consignee of such assets; provided that in the case where such consignment is a consignment in existence on the Issue Date or the consignor thereof is a (x) Domestic Restricted Subsidiary of the Company that was not a Domestic Restricted Subsidiary of the Company on the Issue Date or (y) Restricted Subsidiary of the Dutch Issuer that was not a Restricted Subsidiary of the Dutch Issuer on the Issue Date, the Company or its Domestic Restricted Subsidiary or the Dutch Issuer or its Restricted Subsidiary that is the consignor thereunder shall have 60 days from the Issue Date (or from the date the consignor thereof becomes a Domestic Restricted Subsidiary of the Company or a Restricted Subsidiary of the Dutch Issuer) to satisfy such requirement and shall be relieved of such obligation with respect to any consignee waiver to the extent such consignee has refused to deliver such a waiver following such Person's use of such commercially reasonable efforts.

         SECTION 4.21. Real Estate Mortgages and Recordings. With respect to any real property (individually and collectively, the "Premises") that (a) is owned as of the Issue Date by the Dutch Issuer or any of its Restricted Subsidiaries or (b) (i) is acquired by Dutch Issuer or any of its Restricted Subsidiaries after the Issue Date and (ii) has a purchase price or a Fair Market Value, of at least $250,000 (other than properties purchased subject to Acquired Indebtedness or Purchase Money Indebtedness), the Dutch Issuer or such Restricted Subsidiary, as the case may be, shall, at its sole cost and expense:

                  (1) take all such actions as the Collateral Agent deems necessary or desirable to cause the Collateral Agent to have a valid first priority perfected Lien in such Premises free and clear of all defects and encumbrances (other than Permitted Liens), including, without limitation, (a) duly executing and delivering a Foreign Collateral Agreement, (b) recording, registering or filing such Foreign Collateral Agreement with the necessary offices or authorities to result in such Lien being a valid, perfected first priority Lien against such Premises under the laws of the jurisdiction in which such Premises is located and (c) paying all recordation taxes, fees and expenses required in connection with such recordation, registration or filing; and

                  (2) deliver to the Collateral Agent, with respect to such Premises, a copy of such Foreign Collateral Agreement and evidence of such recordation, registration or filing, as the case may be, local counsel opinions and such other documents, instruments, certificates and agreements as the Collateral Agent and its counsel shall, consistent with the laws of the jurisdiction in which such Premises is located, reasonably request or as may be required under this Indenture;

provided that the Dutch Issuer or such Restricted Subsidiary, as the case may be, shall have a period of 90 days from (x) the date of the Issue Date to satisfy the foregoing requirements with respect to any such Premises that is owned by the Dutch Issuer or such Restricted Subsidiary, as the case may be, as of the Issue Date and (y) the date such interest was acquired by the Dutch Issuer or such Restricted Subsidiary, as the case may be, to satisfy the foregoing requirements with respect to any such Premises that was acquired after the Issue Date.

         SECTION 4.22. Future Guarantors. (a) The Company and each Domestic Guarantor shall cause each Domestic Restricted Subsidiary of the Company which, after the date of this Indenture (if not then a Guarantor), becomes a Domestic Restricted Subsidiary (including, without limitation, as the result of the redesignation of an Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary) to:

                  (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the U.S. Notes and this Indenture on the terms set forth in this Indenture;

                  (ii) (a) execute and deliver to the Collateral Agent and the Trustee such amendments or supplements to the Domestic Collateral Agreements as may be necessary or as the Collateral Agent deems reasonably desirable in order to grant to Collateral Agent, for the benefit of itself, the Holders and the Trustee, a perfected security interest in the Capital Stock of such new Domestic Restricted Subsidiary and the debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Company or any Domestic Restricted Subsidiary and required to be pledged pursuant to the Domestic Collateral Agreements, and (b) deliver to Collateral Agent the certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Officer of the Company or such Domestic Restricted Subsidiary, as the case may be;

                  (iii) cause such new Domestic Restricted Subsidiary to take such actions as may be necessary or as the Collateral Agent deems reasonably desirable to grant to the Collateral Agent for the benefit of itself, the Holders and the Trustee a perfected security interest in substantially all of the assets of such new Domestic Restricted Subsidiary (excluding real property and interests therein), subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Domestic Collateral Agreements or by law or as may be reasonably requested by the Collateral Agent;

                  (iv) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

                  (v) deliver to the Trustee an Opinion of Counsel relating to the foregoing actions and the perfection of such security interests so granted, in each case, to the extent required under the Trust Indenture Act.

         (b) The Dutch Issuer and each Foreign Guarantor shall cause each Restricted Subsidiary of the Dutch Issuer which, after the date of the Indenture (if not then a Foreign Guarantor), becomes a Restricted Subsidiary of the Dutch Issuer (including, without limitation, as the result of the redesignation of an Unrestricted Subsidiary that is a Subsidiary of the Dutch Issuer as a Restricted Subsidiary thereof) to:

                  (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary of the Dutch Issuer shall unconditionally guarantee on a senior secured basis all of the Dutch Issuer's obligations under the Dutch Notes and this Indenture on the terms set forth herein;

                  (ii) execute and deliver to the Collateral Agent and the Trustee such Foreign Collateral Agreements or amendments or supplements thereto and take all such other actions including, without limitation, recording, registering or filing such amendments, supplements or any other documents or instruments and paying all such taxes, fees and expenses required in connection with such recordation, registration or filing, in each case, as may be necessary or as the Collateral Agent deems reasonably desirable in order to grant to the Collateral Agent, for the benefit of itself, the Holders and the Trustee, a Lien in 100% of the Capital Stock of such new Restricted Subsidiary of the Dutch Issuer, which is owned by the Dutch Issuer or any Restricted Subsidiary of the Dutch Issuer, and provide the Collateral Agent with a valid first priority perfected Lien (subject to Permitted Liens) in all such Capital Stock for the benefit of itself, the Holders and the Trustee;

                  (iii) cause such new Restricted Subsidiary of the Dutch Issuer to (x) execute and deliver to the Collateral Agent and the Trustee such Foreign Collateral Agreements or amendments or supplements thereto and take all such other actions including, without limitation, recording, registering or filing such amendments, supplements or any other documents or instruments and paying all such taxes, fees and expenses required in connection with such recordation, registration or filing, in each case, as may be necessary or as the Collateral Agent deems reasonably desirable in order to grant to the Collateral Agent, for the benefit of itself, the Holders and the Trustee, a Lien in all of the accounts receivable, inventory (to the extent permitted by applicable law) and Capital Stock of each direct Subsidiary of such new Restricted Subsidiary of the Dutch Issuer that is then owned or thereafter acquired by such new Restricted Subsidiary of the Dutch Issuer, and provide the Collateral Agent with a valid first priority perfected Lien (subject to Permitted Liens) in all such accounts receivable, inventory (to the extent permitted by applicable law) and Capital Stock for the benefit of itself, the Holders and the Trustee and (y) to the extent such new Restricted Subsidiary of the Dutch Issuer owns any real property on the date it became a new Restricted Subsidiary of the Dutch Issuer, comply with the requirements of the set forth in this Section 4.22 as if such new Restricted Subsidiary of the Dutch Issuer had acquired such real property on such date;

                  (iv) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

                  (v) deliver to the Trustee an opinion of counsel relating to the foregoing actions and the perfection of such security interests so granted, in each case, to the extent required under the Trust Indenture Act.

         SECTION 4.23. Payments for Consent. Neither Issuer will, nor will either Issuer permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Registration Rights Agreement, the Collateral Agreements or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         SECTION 4.24. Excess Cash Flow Offer. Within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending June 30, 2005), the Issuers may, if excess cash flow for such fiscal year was at least $250,000, be required to make an offer (an "Excess Cash Flow Offer") to all Holders to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 102.5% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to the date of such purchase. Each Excess Cash Flow Offer shall remain open for a period of 30 days, unless a longer period is required by law. If the Excess Cash Flow Offer Amount exceeds the aggregate amount of Notes tendered pursuant to any Excess Cash Flow Offer, the Issuers shall make an offer at the end of such period to all holders of Existing Notes, to purchase the maximum principal amount of Existing Notes that may be purchased with such excess, at a purchase price in cash equal to

100% of the principal amount of the Existing Notes to be purchased, plus accrued and unpaid interest thereon to the date of such purchase. If any excess remains following such offer in respect of the Existing Notes, the Issuers may, subject to the other provisions of this Indenture, use any such remaining excess for general corporate purposes. Upon receiving notice of the Excess Cash Flow Offer, Holders may elect to tender their Notes, in whole or in part, in integral multiples of $1,000 principal amount in exchange for cash. Any such repurchase of the Notes shall include both U.S. Notes and Dutch Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a change of control of the Dutch Issuer has occurred. Any Excess Cash Flow Offer Amount may be reduced by prior open market purchases of Units or Notes during such fiscal year.

         Within 30 days prior to the required purchase date, the Issuers shall mail an offer to each Holder, with a copy to the Trustee, which offer will govern the terms of the Excess Cash Flow Offer. Such offer will state, among other things the purchase date and price.

         The Issuers will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Excess Cash Flow Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants. However, each Excess Cash Flow Offer is likely to be subject to limitations in the Credit Agreement.

         SECTION 4.25. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except:

                  (i) to the Company or a Wholly-Owned Restricted Subsidiary of the Company and so long as concurrently with the issuance thereof all steps necessary for the Collateral Agent to have a perfected security interest therein, subject to the Permitted Liens, shall have been taken;

                  (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

                  (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.10 if made on the date of such issuance or sale; or

                  (iv) sales of (A) all of the Capital Stock of a Restricted Subsidiary of the Company or (B) Common Stock of a Foreign Subsidiary, in each case in compliance with the provisions of Section 4.16.

         SECTION 4.26. Noteholder Representative. From and after the Issue Date until the date on which all principal and interest on all of the outstanding Units (and the underlying Notes) have been paid in full as provided in this Indenture, the Company will take such action as shall be necessary in accordance with applicable law and its certificate of incorporation and by-laws so that the Board of Directors of the Company may include one Noteholder Representative.

         The Noteholder Representative shall be designated mutually by Jefferies & Company, Inc. ("Jefferies") and the Company. If Jefferies and the Company cannot agree on a mutually acceptable candidate within 60 days after the Issue Date (or the date of any subsequent vacancy), each of Jefferies and the Company shall nominate a candidate meeting the criteria below and the Company shall mail a ballot to the Holders within 90 days of the Issue Date (or the date of any subsequent vacancy). The ballot may include biographical and other information with respect to each candidate under Regulation 14A of the Securities Exchange Act of 1934, as amended. The Noteholder Representative will be selected by Holders of a majority in aggregate principal amount of the Notes who complete and submit to the Company a ballot.

         Each candidate submitted by Jefferies and the Company for election as the Noteholder Representative shall be a person who is not an executive officer or director of (i) a significant supplier of the Company or any Subsidiary or Affiliate thereof or (ii) any competitor of the Company or any Subsidiary or Affiliate thereof, unless otherwise agreed by the Company.

         If a Noteholder Representative resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the affirmative vote of the Noteholder Representative shall be taken until the earlier of (i) the expiration of 45 days after the mailing of such ballot and (ii) the designation of a successor Noteholder Representative by the Holders and approval of such action by the successor Noteholder Representative.

         The Noteholder Representative shall be a member of the Compensation Committee and, except as provided above, all decisions of the Compensation Committee shall require the consent of the Noteholder Representative.

         SECTION 4.27. Additional Amounts. All payments by the Dutch Issuer and any Guarantor (and the U.S. Issuer with respect to the Company Guarantee) in respect of the Dutch Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto ("Taxes"), imposed or levied by or on behalf of The Netherlands, or any other jurisdiction in which any Guarantor (or the U.S. Issuer with respect to the Company Guarantee) in respect of the Dutch Notes is organized or resident for tax purposes of any such jurisdiction, as the case may be, or, in each case, any other relevant jurisdiction or any political subdivision or authority of or in any such jurisdiction having power to tax (for purposes of this Section 4.27, the "Relevant Jurisdiction"), unless the Dutch Issuer or any such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the holders of the Dutch Notes after such withholding or deduction shall equal the amounts of such payments that would have been receivable in respect of the Dutch Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Dutch Note (i) presented for payment of principal more than 60 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in New York City by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders by the Trustee, except to the extent that the holders would have been entitled to such Additional Amounts on presenting such Dutch Note for payment on the last day of the applicable 60 day period, (ii) if any tax, assessment or other governmental charge is imposed or withheld by reason of the failure to comply by the holder or, if different, the beneficial owner of the interest payable on the Dutch Note with a timely request of the Dutch Issuer addressed to such holder or beneficial owner to complete and return an official document concerning the nationality, residence, identity or connection with the Netherlands or any Relevant Jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the Netherlands or any Relevant Jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge and provided that the request to so comply is made in writing and delivered to such holder or beneficial owner, as applicable, not later than 60 days prior to the date by which the delivery of such official document is required, (iii) held by or

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

on behalf of a holder who is liable for Taxes giving rise to such Additional Amounts in respect of such Dutch Note by reason of having some connection with the Netherlands or any Relevant Jurisdiction other than the mere purchase, holding or disposition of any Dutch Note, or the receipt of principal or interest in respect thereof, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (iv) where such withholding or deduction is imposed on a payment to an individual who is resident for tax purposes in a jurisdiction which is a member state of the European Union (whether such payment is made through a paying agent or otherwise) and is required to be made pursuant to European Union Directive 2003/48/EC of 3 June 2003 on the taxation of savings or any law implementing or complying with, or introduced in order to conform to such Directive and (v) any combination of clause (i), (ii), (iii) or (iv) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Dutch Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the holder. The Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Dutch Issuer or such Guarantor (or the U.S. Issuer with respect to the Company Guarantee) to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the holders of Dutch Notes upon request.

         All references in this Indenture and in the Dutch Notes to the principal of or interest or other payments on, or in respect of, a Dutch Note shall be deemed to include, without duplication, any Additional Amounts payable in connection therewith.

         The Dutch Issuer shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Dutch Notes or any other document or instrument referred to in the Indenture or Dutch Notes.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         SECTION 5.01. Merger, Consolidation and Sale of Assets. (a) The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless:

                  (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

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

                  (ii) the Surviving Person (if other than the Company) assumes (a) all the obligations of the Company under the U.S. Notes (and the Guarantees of the Company's Domestic Restricted Subsidiaries shall be confirmed as applying to such Surviving Person's obligations), this Indenture, the Company Guarantee and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all Obligations of the Company under the Collateral Agreements and the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

                  (iii) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under Section 4.12; and

                  (v) the Company or the Surviving Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied to the extent such conditions are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction.

         Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary (other than the Dutch Issuer) may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, this Indenture, the U.S. Notes, the Domestic Collateral Agreements and the Registration Rights Agreement.

         Each Domestic Guarantor (other than any Domestic Guarantor whose Domestic Guarantee is to be released in accordance with the terms of the Domestic Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) will not, and the Company will not cause or permit any Domestic Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Domestic Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Domestic Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

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

                  (2) such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Domestic Guarantor under the Domestic Guarantee and, to the extent applicable, the Intercreditor Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Domestic Guarantor under the Domestic Collateral Agreements and, to the extent applicable, the Intercreditor Agreement and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Domestic Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

                  (3) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of the first paragraph of this covenant; and

                  (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Domestic Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         Notwithstanding clauses (3) and (4) above, any Restricted Subsidiary (other than the Dutch Issuer) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Domestic Guarantor.

         Any merger or consolidation of (i) a Domestic Guarantor with and into the Company (with the Company being the surviving entity) or another Domestic Guarantor or (ii) a Domestic Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Domestic Guarantor or the Company in another jurisdiction in the United States or any State thereof or the District of Columbia or changing the legal form of such Domestic Guarantor or the Company need only comply with in the case of a merger or consolidation involving (x) the Company as described in clause (ii) above, clauses (ii) and
(v) of the first paragraph of this covenant and (y) in the case of a Domestic Guarantor as described in (1) clause (i) above, clause (5) of the immediately preceding paragraph and (2) clause (ii) above, clauses (2) and (5) of the immediately preceding paragraph.

         (b) The Dutch Issuer shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Dutch Issuer is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Dutch Issuer and the Restricted Subsidiaries of the Dutch Issuer) in one or more related transactions to, another Person, and the Dutch Issuer will not permit any Restricted Subsidiary of the Dutch Issuer to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Dutch Issuer and the Restricted Subsidiaries of the Dutch Issuer, taken as a whole, to another Person, unless:

                  (i) the Surviving Person is a corporation organized or existing under the laws of the jurisdiction of organization of the Dutch Issuer or Foreign Guarantor that is the subject of such transaction;

                  (ii) the Surviving Person (if other than the Dutch Issuer) assumes (a) all the obligations of the Dutch Issuer under the Dutch Notes (and the Foreign Guarantees of the Guarantors shall be confirmed as applying to such Surviving Person's obligations), this Indenture, the Foreign Guarantee and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all Obligations of the Company under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Foreign Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

                  (iii) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under this Section 4.12; and

                  (v) the Dutch Issuer or the Surviving Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Foreign Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of the Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied to the extent such conditions are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction.

         Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary of the Dutch Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the Dutch Issuer.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Dutch Issuer is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Dutch Issuer, and the Dutch Issuer shall be discharged from its obligations under, this Indenture, the Dutch Notes, the Foreign Collateral Agreements and the Registration Rights Agreement.

         Each Foreign Guarantor (other than any Foreign Guarantor whose Foreign Guarantee is to be released in accordance with the terms of the Foreign Guarantee and this Indenture in connection with any transaction complying with the provisions of this Section 4.16) will not, and the Dutch Issuer will not cause or permit any Foreign Guarantor to, consolidate with or merge with or into any Person other than the Dutch Issuer or any other Foreign Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Foreign Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the jurisdiction of organization of the Dutch Issuer or Foreign Guarantor that is the subject of such transaction;

                  (2) such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Foreign Guarantor under the Foreign Guarantee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Foreign Guarantor under the Foreign Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Foreign Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

                  (3) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of the first paragraph of this covenant; and

                  (5) the Dutch Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Foreign Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         Notwithstanding clauses (3) and (4) above, any Restricted Subsidiary of the Dutch Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the Dutch Issuer, the U.S. Issuer or any other Guarantor.

         Any merger or consolidation of (i) a Foreign Guarantor with and into the Dutch Issuer (with the Dutch Issuer being the surviving entity) or another Foreign Guarantor or (ii) a Foreign Guarantor or the Dutch Issuer with an Affiliate organized solely for the purpose of reincorporating such Foreign Guarantor or the Dutch Issuer in another jurisdiction in the jurisdiction of organization of the Dutch Issuer or Foreign Guarantor that is the subject of such transaction or changing the legal form of such Foreign Guarantor or the Dutch Issuer need only comply with in the case of a merger or consolidation involving (x) the Dutch Issuer as described in clause (ii) above, clauses (ii) and (v) of the first paragraph of this covenant and (y) in the case of a Foreign Guarantor as described in (1) clause (i) above, clause (5) of the

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

immediately preceding paragraph and (2) clause (ii) above, clauses (2) and (5) of the immediately preceding paragraph.

                                  ARTICLE SIX

                                    REMEDIES

         SECTION 6.01. Events of Default. "Events of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) a default for 30 days in the payment when due of premium, if any, or interest, if any, on or with respect to any Note;

                  (b) a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

                  (c) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) above) or any Collateral Agreement which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                  (d) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration is not rescinded, annulled or cured within 10 days thereafter;

                  (e) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

                  (f) certain events of bankruptcy, insolvency or reorganization of either Issuer or any Significant Subsidiary;

                  (g) any Guarantee of a Significant Subsidiary or the Company Guarantee ceases to be in full force and effect (other than as expressly provided for under this Indenture) or is declared null and void, or any Guarantor which is a Significant Subsidiary or the U.S. Issuer denies that it has any further liability under its Guarantee or the Company Guarantee, as applicable, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of such Guarantor or the U.S. Issuer from its Guarantee or the Company Guarantee, as applicable, in accordance with this Indenture); or

                  (h) any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or either Issuer or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Collateral Agreement, or gives notice to such effect (other than

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         by reason of the termination of this Indenture or the release of such
         Guarantor from any Collateral Agreement in accordance with this Indenture), or any Collateral Agreement at any time for any reason shall cease to be effective in all material respects to grant the Collateral Agent the Liens purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as permitted by this Indenture or the Collateral Agreements, in each case for 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes.

         The Issuers shall provide an Officers' Certificate to the Trustee within five days of the occurrence of any Default or Event of Default (provided, however, that pursuant to Section 4.06 hereof the Company shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

         SECTION 6.02. Acceleration. (a) If any Event of Default (other than as specified in clause (f) of Section 6.01 with respect to either Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Issuers, and to the Issuers and the Trustee if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (f) of Section 6.01 with respect to either Issuer, the principal of, premium, if any, and any accrued interest, if any, on all outstanding Notes of both Issuers shall ipso facto become immediately due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the Trust Indenture Act.

         (b) At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (f) or
(g) of Section 6.01 hereof) on all Notes, (C) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and
(iii) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

         (c) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on, the Notes (which may only be waived with the consent of each affected Holder), or
(ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder. Subject to certain limitations, the Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of

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any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. Waiver of Past Defaults. Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(i) or (ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section
6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.05. Control by Majority. Subject to Section 2.09, the Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction
(a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines, in its sole discretion, may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.06. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

         The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

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         A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

         SECTION 6.07. Right of Holders to Receive Payment. Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Issuers or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. The Issuers' payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.07 and to the Collateral Agent for amounts due under Section 7.12 as it relates to Section 7.07;

                  Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

                  Fourth: the balance, if any, to the Issuers or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

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         Notwithstanding anything to the contrary in this Section 6.10, to the extent any moneys constitute (i) Foreign Collateral, proceeds thereof or proceeds resulting from the foreclosure of any Foreign Collateral or payments by the Dutch Issuer or any Foreign Guarantor, such moneys shall be applied pursuant to the immediately preceding sentence solely in respect of the obligations of
(A) the Dutch Issuer under the Units, the Dutch Notes and the Indenture and (B) the Foreign Guarantors under the Foreign Guarantee; or (ii) at anytime when an Event of Default shall have occurred and is then continuing, Domestic Collateral, proceeds thereof or proceeds resulting from the foreclosure of any Domestic Collateral or payments by the U.S. Issuer or any Domestic Guarantor, such proceeds shall be applied (A) first, in respect of the obligations of (1) the U.S. Issuer under the Units, the U.S. Notes and the Indenture and (2) the Domestic Guarantors under Domestic Guarantee to the extent such obligations are in respect of the obligations of the U.S. Issuer described in clause (ii)(A)(1) above and (B) second, in respect of the obligations of (1) the U.S. Issuer under the Company Guarantee and the Domestic Guarantors under the Domestic Guarantee, in each case, to the extent such obligations under the Company Guarantee and the Domestic Guarantee are in respect of the obligations of the Dutch Issuer described in clause (i)(A) above.

         The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                     TRUSTEE

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture.

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                  (ii)     In the absence of bad faith on its part, the Trustee
         may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and Section 7.02.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         (g) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless (i) it is provided adequate funds to enable it to do so and (ii) it receives indemnity satisfactory to it, in its sole discretion, against any loss, liability, fee or expense.

         SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not and shall not be required to investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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                  (d)      The Trustee shall not be liable for any action that
         it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers personally or by agent or attorney and to consult with the officers and representatives of the Issuers, including the Issuers' accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (i) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document entered into or issued in connection with the issuance and sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on (i) the Change of Control Purchase Date pursuant to a Change of Control Offer, (ii) on the Asset Sale Purchase Date pursuant to a Asset Sale Offer or (iii) the required purchase date pursuant to an Excess Cash Flow Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of

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the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after October 15 of each year beginning with 2004, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

         The Issuers shall promptly, and in any event within 10 days, notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

         SECTION 7.07. Compensation and Indemnity. The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuers and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances or expenses incurred or made by it in connection with the performance of its duties under this Indenture, any Collateral Agreement or the Intercreditor Agreement. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

         The Issuers and the Guarantors, jointly and severally, shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by any of them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, under any Collateral Agreement or the Intercreditor Agreement. The Trustee shall notify the Issuers and the Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity, provided, however, that failure to so notify the Issuers and the Guarantors shall not release the Issuers and the Guarantors of their obligations hereunder or under any Collateral Agreement or the Intercreditor Agreement unless and to the extent such failure results in the forfeiture by the Issuers and the Guarantors of any substantial rights or defenses. At the Trustee's sole discretion, the Issuers and the Guarantors shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee (such approval not to be unreasonably withheld) if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers will not be required to pay such fees and expenses if the Issuers assume the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without their written consent, which consent will not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

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         To secure the Issuers' and the Guarantors' payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture, any Collateral Agreement or the Intercreditor Agreement.

         Notwithstanding anything to the contrary in this Section 7.07, neither the Dutch Issuer nor any Foreign Guarantor shall be liable for any obligations of the U.S. Issuer or any Domestic Guarantor under this Section 7.07.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing at least 30 days in advance of such resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuers' consent, by so notifying the Issuers and the Trustee. The Issuers may remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail notice of such successor Trustee's appointment to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuers, as obligor of the Notes.

         SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Issuers, as obligor of the Notes.

         SECTION 7.12. Trustee as Collateral Agent. References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07 and 7.08 shall include the Trustee in its role as Collateral Agent.

         SECTION 7.13. Co-Trustees, Co-Collateral Agents, Sub-Collateral Agent, Separate Trustees and Separate Collateral Agents. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuers shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees, separate collateral agents or sub-collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Issuers does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

         The Issuers, the Trustee, the Collateral Agent and the Holders by the acceptance of their Units and Notes hereby appoint HSBC Bank plc to serve as a sub-collateral agent with respect to one or more of the Foreign Collateral Agreements as may be determined necessary to satisfy the legal requirements of

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any jurisdiction in which any of the Collateral that is the subject of such
Foreign Collateral Agreements may at the time be located.

         Should any written instrument from the Issuers be required by any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent so appointed for more fully confirming to such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers.

         Every co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (a) The Units and Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

                  (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-collateral agent or separate collateral agent or sub-collateral agent, jointly as shall be provided in the instrument appointing such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee or Collateral Agent shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to the collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent, but solely at the discretion of the Trustee or Collateral Agent, as applicable.

                  (c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

                  (d) No co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, the Collateral Agent or any other such trustee or collateral agent hereunder.

         Any act of Holders delivered to the Trustee or Collateral Agent shall be deemed to have been delivered to each such co-trustee, co-collateral agent, separate trustee, separate collateral agent and sub-collateral agent.

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         Any notice, request or other writing given to the Trustee or Collateral
Agent shall be deemed to have been given to each of the then separate trustees, separate collateral agent, sub-collateral agent, co-trustees and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent shall refer to this Indenture and the conditions of this
Article 7. Each co-trustee, co-collateral agent, separate trustee, separate collateral agent and sub-collateral agent, upon its acceptance of the trusts conferred (which in the case of HSBC Bank plc may be evidenced by its execution of one or more of the Foreign Collateral Agreements), shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including the benefit of the guarantees made under Section 12.01 hereof and every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

         SECTION 8.01. Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

                  (i) either (A) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount in United States Dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, interest, if any, to the date of deposit;

                  (ii) the Issuers have paid or caused to be paid all other sums payable under this Indenture by the Company; and

                  (iii) the Issuers have delivered to the Trustee Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

         SECTION 8.02. Defeasance or Covenant Defeasance. (a) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Issuers may, at their option by Board Resolution, at any time, with respect to the Notes, elect to have the obligations of the Issuers discharged with respect to the outstanding Notes ("defeasance"). Upon such defeasance, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Notes to receive solely from the trust fund described in
Section 8.02(c) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due, (ii) the Company's obligations under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02, (iii) the rights, powers, trusts,

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duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.07, and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(a) notwithstanding the prior exercise of its option under
Section 8.02(b) with respect to the Notes.

         (b) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Issuers may, at its option by Board Resolution, at any time, elect to effect covenant defeasance ("covenant defeasance"). On and after the date such conditions are satisfied, (i) the Issuers shall be released from their obligations under any covenant or provision contained in Sections 4.03 (but only as to Restricted Subsidiaries), 4.04, 4.05, 4.06, 4.07, 4.08 and 4.10 through 4.26, (ii) clauses (iii) and (iv) of Section 6.01 hereof shall not apply, and
(iii) the provisions of Article Five and the Notes shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Article Five, but shall continue to be deemed "outstanding" for all other purposes hereunder and subject to any mandatory requirements of the TIA. For this purpose, such covenant defeasance means that, with respect to the Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (iii) and (iv) of Section 6.01 hereof, but, except as specified above, the remainder of this Indenture shall be unaffected thereby.

         (c) In order to effect defeasance or covenant defeasance, the following conditions must be satisfied:

                  (i) the Issuers shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest, if any, on the outstanding Notes to redemption or maturity;

                  (ii) the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such Opinion of Counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

                  (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vi) under the first paragraph under Section 6.01 is concerned, at any time during the period ending on the 91st day after the date of deposit;

                  (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other agreement or instrument to which either Issuer is a party or by which it is bound;

                  (v) the Issuers shall have delivered to the Trustee Opinions of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than the

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         Holders) and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate and Opinions of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

         SECTION 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01 or 8.02, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuers.

         The Issuers shall pay, and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         SECTION 8.04. Repayment to the Issuers. Subject to Sections 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02, as the case may be; provided, however, that if the Issuers has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.06. Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.01 or 8.02(a) have been satisfied, (ii) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and
(iii) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to

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the satisfaction and discharge or defeasance of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under this Indenture except for those surviving obligations specified in Section 8.01 or 8.02, as the case may be.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders. The Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, any Collateral Agreement, the Intercreditor Agreement or the Notes without notice to or consent of any Holder:

                  (i)      to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (iii) to provide for the assumption of either Issuer's Obligations to Holders in the event of any Disposition involving such Issuer in which such Issuer is not the Surviving Person;

                  (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder;

                  (v) to release any Guarantor from its Guarantee and this Indenture, any Collateral Agreement or the Intercreditor Agreement or the U.S. Issuer with respect to the Company Guarantee from the Company Guarantee that is permitted to be released under this Indenture in accordance with the terms thereof; or

                  (vi) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Issuers, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement this Indenture, any Collateral Agreement, the Intercreditor Agreement or the Notes without notice to any other Holder. Subject to Section 6.02 and 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuers with any provision of this Indenture, any Collateral Agreement, the Intercreditor Agreement or the Notes without notice to any other Holder.

         (b) Notwithstanding Section 9.02(a) hereof, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the prior written consent of each Holder of each Note affected thereby:

                  (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note, or alter or waive the provisions with respect to the redemption of the Notes in a manner adverse to the Holders other than with respect to a Change of Control Offer or an Asset Sale Offer;

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                  (iii)    reduce the rate of or change the time for payment of
         interest on any Notes;

                  (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in the provisions of this Indenture relating to the right of the Holders to waive past Defaults or the rights of the Holders to receive payments of principal of, or premium, if any, or interest, if any, on, the Notes;

                  (vii) following the occurrence of a Change of Control, amend, change or modify either Issuer's obligation to make and consummate a Change of Control Offer by reason of such a Change of Control or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control, or following the exercise by the Dutch Issuer of the Change of Control Redemption of Dutch Notes Right or Tax Redemption, amend, change or modify the Dutch Issuer's obligation to make and consummate a Change of Control Redemption of Dutch Notes or Tax Redemption with respect to such exercise or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control Redemption of Dutch Notes Right, Change of Control Redemption of Dutch Notes or Tax Redemption, or following the occurrence of an Asset Sale or any fiscal year of the Company ending on or after June 30, 2004, for which Excess Cash Flow was in an amount at least equal to $250,000, amend, change or modify the Issuers' obligations to make and consummate an Asset Sale Offer with respect to such Asset Sale or an Excess Flow Offer with respect to such fiscal year, as the case may be, or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Asset Sale Offer or Excess Cash Flow Offer, as the case may be;

                  (viii) release any Guarantor that is a Significant Subsidiary or the U.S. Issuer with respect to the Company Guarantee from any of its obligations under its Guarantee, this Indenture, any Collateral Agreement, the Intercreditor Agreement or the Company Guarantee, as applicable, other than in accordance with the terms of this Indenture; or

                  (ix)     release all or substantially all of the Collateral.

         SECTION 9.03. Compliance with TIA. Every amendment, waiver or supplement of this Indenture, any Collateral Agreement, the Intercreditor Agreement or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers'

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Certificate certifying that the Holders of the requisite principal amount of
Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes any change described in Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

         SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         SECTION 9.06. Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, any Collateral Agreement or the Intercreditor Agreement. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Holders.

                                  ARTICLE TEN

                                    SECURITY

         SECTION 10.01. Grant of Security Interest. To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Notes and the Guarantees, as applicable, (i) the Company hereby covenants to cause the Domestic Collateral Agreement and (ii) the Dutch Issuer hereby covenants to cause the Foreign Collateral Agreements, in each case, to be executed and delivered concurrently with this Indenture. Subject to the Intercreditor Agreement to the extent applicable, the Collateral Agreements

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shall grant to the Collateral Agent for the benefit of each Secured Party
Security Interests in the Collateral and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Collateral Agreement for a more complete description of the terms and provisions thereof.

         The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall, and shall cause each of their Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the Security Interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, of the Guarantees and of the Notes secured hereby, according to the intent and purpose herein and therein expressed. The Issuers shall, and shall cause each of their Subsidiaries to take any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided herein, therein or to the extent applicable, in the Intercreditor Agreement) Security Interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein, therein, or to the extent applicable, in the Intercreditor Agreement.

         Notwithstanding anything to the contrary in the preceding two paragraphs, no provision thereof shall be construed to provide for the grant of any Security Interest by the Dutch Issuer or any Foreign Guarantor in respect of the Obligations of the U.S. Issuer under the U.S. Notes or the Indenture.

         SECTION 10.02. Intercreditor Agreement. This Indenture and each Collateral Agreement is to the extent applicable, subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. The Trustee and each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Collateral Agent to enter into the Intercreditor Agreement on its behalf and acknowledges HSBC Bank USA will act as the Collateral Agent for the Trustee and the Holders under the Intercreditor Agreement.

         SECTION 10.03. Recording and Opinions. (a) The Issuers shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral granted by the Collateral Agreements to the extent set forth in such Collateral Agreement, subject to the Intercreditor Agreement to the extent applicable. The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

         (b) The Issuers shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on the Closing Date, at such time as required by Section 314(b) of the TIA, and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements and financing statements then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing capital stock pledged to the Trustee and the Holders under the Collateral Agreements have been, subject to the terms of the Intercreditor Agreement to

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the extent applicable and the Collateral Agreement delivered and duly endorsed in blank, to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary to perfect such security interests of the Holders, the Trustee and the Collateral Agent hereunder and under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any Security Interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

         (c) Annually, within 30 days after June 1 and beginning with the year 2005, the Issuers shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), one or more Opinions of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the Security Interests created by the Collateral Agreements, subject to the terms of the Intercreditor Agreement to the extent applicable and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed (if necessary) and filed that are necessary as of such date and during the succeeding 6 months fully to maintain, perfect or continue the perfection of such Security Interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such Security Interests.

         SECTION 10.04. Release of Collateral. (a) Subject to the Intercreditor Agreement to the extent applicable, the Collateral Agent shall not at any time release Collateral from the Security Interests created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

         (b) Subject to the Intercreditor Agreement to the extent applicable, at any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against any Secured Party.

         (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or to the extent applicable, pursuant to the Intercreditor Agreement. To the extent applicable, the Issuers shall cause Section 314(d) of the TIA relating to the release of property from the Security Interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuers, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuers or in any Affiliate of the Issuers and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person

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performing similar functions to any of the foregoing for the Issuers. The
Trustee and the Collateral Agent shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

         (d) Notwithstanding anything contained in this Indenture to the contrary, (i) the provisions of Section 10.04(c) of this Indenture will not be applicable to any release or withdrawal of inventory, receivables and cash from the Issuers' deposit accounts in the ordinary course of the Issuers' business pursuant to the terms of the Collateral Agreements and (ii) the fair value of inventory, receivables and cash from the Issuers' deposit accounts released pursuant to this Section 10.04(d) need not be considered in determining whether the aggregate fair value of inventory, receivables and cash from the Issuers' deposit accounts released in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided, that the Issuers' right to rely on this Section 10.04(d) will be conditioned upon the Issuers delivering to the Trustee and the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on June 1 and December 1 of any year, an Officers' Certificate to the effect that all such releases and withdrawals of inventory, receivables and cash from the Issuers' deposit accounts during such six-month period in respect of which the provisions of Section 10.04(c) were not complied with were to make payments or investment in the ordinary course of the company's business, which were not prohibited by this Indenture.

         SECTION 10.05. Specified Releases of Collateral. (a) The Issuers shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 4.16, 8.01 or 8.02 of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement. So long as no Default or Event of Default exists, upon the request of the Issuers and the furnishing of each of the items required by Section 10.05(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take all necessary action (at the request of and the expense of the Issuers, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements (and authorization to file such termination statements) or any other filing required to be made, to release and reconvey to the Issuers all of the Released Interests, and shall deliver such Released Interests in its possession to the Issuers and the applicable Guarantors.

         (b) So long as no Default or Event of Default exists, the Issuers shall be entitled to obtain a release of, and the Collateral Agent shall release, the Released Interests upon compliance with the condition precedent that the Issuers shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

                  (i) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, written notice from the Company requesting the release of the Released Interests: (A) describing the proposed Released Interests; and (B) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the "Valuation Date");

                  (ii) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, an Officers' Certificate of the Company certifying that: (A) such Asset Sale complies with the terms and conditions of this Indenture with respect to such Asset Sale to the extent such terms and conditions are required to be satisfied hereunder either prior to or concurrent with the consummation of such Asset Sale;
         (B) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale; (C) the release of the Collateral will not result in a Default or Event of Default under this Indenture; (D) the purchase

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

         price received is at least equal to the Fair Market Value of the Released Interests; (E) the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (F) all conditions precedent in this Indenture relating to the release in question have been or will be complied with; and

                  (iii) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement.

                  (iv) all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

         Upon compliance by the Issuers with the conditions precedent set forth above, the Collateral Agent shall cause to be released and reconveyed, without recourse and without representation or warranty of any kind, to the Issuers, the Released Interests.

         (c) So long as no Default or Event of Default exists, the Issuers shall be entitled to obtain a release of the Liens granted in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders on Collateral (including Collateral consisting of the Capital Stock of any Restricted Subsidiary and any equipment that is obsolete or no longer useful in the business of the applicable Issuer or Guarantor) and proceeds thereof that is sold, conveyed or otherwise disposed of by the applicable Issuer or Guarantor (including by way of a sale-and-leaseback) in the ordinary course of business, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or any Guarantor) for Net Proceeds of $250,000 or less shall be subject to termination and release upon the consummation of any such sale, conveyance or disposition.

         (d) So long as no Default or Event of Default exists, and notwithstanding any provision to the contrary in this Indenture, Collateral comprised of accounts receivable, inventory or the proceeds of the foregoing shall be subject to termination and release upon sales of such inventory and collection of the proceeds of such receivables in the ordinary course of business.

         (e) Upon compliance by the Issuers with the conditions precedent set forth in clauses (c) and (d) above, the Lien granted under the Collateral Agreements on such items of Collateral shall terminate and be released automatically and without any action by or on behalf of the Collateral Agent.

         SECTION 10.06. Form and Sufficiency of Release. In the event that either Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or such Guarantor, and such Issuer or such Guarantor, as the case may be, requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to such Issuer or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

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         SECTION 10.07. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by either Issuer or any Guarantor be under any obligation to ascertain or inquire into the authority of such Issuer or such Guarantor to make such sale or other disposition.

         SECTION 10.08. Authorization of Actions To Be Taken by the Collateral Agent Under the Collateral Agreements. Subject to the provisions of the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement, the Trustee and each Holder, by acceptance of its Note(s), agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Holders or the Trustee, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of either Issuer or any Guarantor hereunder or under any Collateral Agreement, Note or Guarantee, and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Issuers, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement to the extent applicable.

         SECTION 10.09. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements and the Intercreditor Agreement to the extent permitted or provided under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to any Secured Party in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

         SECTION 10.10. Limitation on Duty of Collateral Agent in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

         (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the

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Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of either Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, any Collateral Agreement or the Intercreditor Agreement.

         SECTION 10.11. Rights of the Issuers and the Guarantors.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture, the Intercreditor Agreement (to the extent applicable) and the Collateral Agreements, each Issuer and each Guarantor shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of its Subsidiaries held as Collateral and to exercise any voting, consensual and other rights pertaining to such Capital Stock. Upon the occurrence and during the continuance of an Event of Default, upon notice from the Collateral Agent, (a) all of the applicable Issuer's or Guarantor's rights to exercise such voting, consensual or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual or other rights, (b) all of applicable Issuer's or Guarantor's rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the applicable Collateral Agreement. All funds distributed under the Collateral Agreement by the Collateral Agent shall be distributed by the Collateral Agent in accordance with Section 6.11 this Indenture.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         SECTION 11.01. TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 11.02. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuers or any Guarantor:

                  PHIBRO ANIMAL HEALTH CORPORATION
                  One Parker Plaza
                  Fort Lee, NJ 07024
                  Facsimile: (201) 944-6245
                  Attn: Chief Executive Officer

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

         with a copy to:

                  Golenbock Eiseman Assor Bell & Peskoe LLP
                  437 Madison Avenue
                  35th Floor
                  New York, NY 10022
                  Facsimile: (212) 754-0330
                  Attn: Laurence M. Bell, Esq.

         if to the Trustee or Collateral Agent:

                  HSBC Bank USA
                  452 5th Avenue
                  New York, New York 10018
                  Facsimile: 212 525-1300
                  Attention: Issuer Services

         Each of the Issuers, the Trustee or the Collateral Agent by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that (i) the Trustee shall not be deemed to have knowledge of such notice nor shall any time period within which the Trustee is required to act as a result of such notice commence until the Trustee actually receives the notice in question and (ii) a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next-day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA ss. 313(c), to the extent required by the TIA.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture, the Units or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall if the Trustee shall so request furnish to the Trustee:

         (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers, if any, provided for in this Indenture relating to the proposed

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

action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by
Section 4.06, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have qualifications for opinions of the type required.

         SECTION 11.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 11.07. Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 11.08. Governing Law. THIS INDENTURE, THE UNITS, THE NOTES, THE GUARANTEES AND THE COMPANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 11.09. No Adverse Interpretation of Other Agreements. Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 11.10. No Personal Liability. No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of either Issuer or any Guarantor in this Indenture, the Guarantees, the Registration Rights Agreement, the Company Guarantee or in any of the Units or Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Issuers, the Guarantors or of any successor

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Person thereof, except to the extent any such Person is a party to any Guarantee or Company Guarantee. Each Holder, by accepting the Units and the Notes, and the Collateral Agent and the Trustee, waive and release all such liability.

         SECTION 11.11. Successors. All agreements of the Issuers in this Indenture and the Units and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 11.13. Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 11.14. Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 11.15. English Language. This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Indenture shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws of, or official communications of, The Netherlands or Belgium, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture and absent manifest error, control the meaning of the matters set forth therein.

         SECTION 11.16. Service of Process. THE ISSUERS AND THE GUARANTORS EACH DESIGNATE AND APPOINT PHIBRO ANIMAL HEALTH CORPORATION, WHOSE ADDRESS IS ONE PARKER PLAZA, FORT LEE, NEW JERSEY 07024, IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY ANY ISSUER OR GUARANTOR, AS THE CASE MAY BE, TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES

         SECTION 12.01. Unconditional Guarantee. Each Guarantor and the U.S. Issuer hereby fully and unconditionally guarantees on a senior secured basis (each a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, to each Holder, the Collateral Agent and the Trustee, the full and prompt performance of each Issuer's Obligations under the Indenture and the Notes; provided, that the Guarantee of each Foreign Guarantor shall only be in respect of the Dutch Notes and the other Obligations of the Dutch Issuer under the Indenture and the Units and not in respect of the U.S. Notes or any other Obligation of the U.S. Issuer and the Guarantee of the U.S. Issuer is solely in respect of the Dutch Issuer's Obligations under the Indenture and the Dutch Notes.

         Each of the Guarantors and the U.S. Issuer hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a Guarantee or Company Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors and the U.S. Issuer hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee or Company Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, this Guarantee and this Company Guarantee. This Guarantee and Company Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to any Guarantor or to the U.S. Issuer, or any custodian, trustee, liquidator or other similar official acting in relation to such Guarantor or the U.S. Issuer, any amount paid by such Guarantor or the U.S. Issuer to the Trustee or such Holder, the Obligations of such Guarantor or the U.S. Issuer, as applicable, under this Section 12.01 to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor and the U.S. Issuer further agrees that, as between it, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Section 12.01, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors and the U.S. Issuer for the purpose of this Section 12.01.

         No director, officer, employee, incorporator, direct or indirect controlling person, stockholder, member, partner or affiliate, as such, of any Guarantor or the U.S. Issuer, or any successor entity, as such, shall have any liability for any obligations of such Guarantor or the U.S. Issuer under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note, the Collateral Agent and the Trustee, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         If any Guarantor or the U.S. Issuer that makes a payment or distribution under this Section 12.01, such Guarantor or the U.S. Issuer, as the case may be, shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP; provided, however, that no Domestic Guarantor shall be entitled to any contribution from

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any Foreign Guarantor to the extent such payment or distribution was in respect the Obligations of the U.S. Issuer under the U.S. Notes or the Indenture.

         SECTION 12.02. Limitations on Guarantees. The obligations of each Domestic Guarantor under Section 12.01 will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Domestic Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Domestic Guarantor or the U.S. Issuer in respect of the obligations of such other Domestic Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Domestic Guarantor under Section 12.01, as applicable, not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         SECTION 12.03. Execution and Delivery of Guarantee. To further evidence their respective guarantees set forth in Section 12.01, each Guarantor and the U.S. Issuer hereby agrees that a notation of such guarantee, substantially in the form of Exhibit E, Exhibit F or Exhibit G, hereto, as applicable, and shall be endorsed on each Note authenticated and delivered by the Trustee; provided that no Foreign Guarantor shall execute a guarantee to be affixed to the U.S. Notes. Such Guarantee or Company Guarantee shall be executed on behalf of each Guarantor and the U.S. Issuer by either manual or facsimile signature of two Officers, or an Officer and an Assistant Secretary, of each Guarantor or the U.S. Issuer, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate or other action. The validity and enforceability of any Guarantee or the Company Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors and the U.S. Issuer hereby agrees that its guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee or Company Guarantee.

         If an Officer of a Guarantor or the U.S. Issuer whose signature is on this Indenture, Guarantee or Company Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note or the U.S. Issuers' Company Guarantee of such Note, as applicable, shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee or Company Guarantee set forth in this Indenture on behalf of each Guarantor or the U.S. Issuer.

         SECTION 12.04. Release of a Guarantor.

         (a) So long as no Event of Default shall have occurred and be continuing, upon (i) (A) the sale or disposition (whether by merger, stock purchase, asset or sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or all of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company or (B) such Guarantor ceases to be a Restricted Subsidiary, and the satisfaction, in each case, to the extent applicable, of the provisions of Section 4.16 that are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction; (ii) the designation by the Company of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.10 above; (iii) upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest, if any, on the Notes and all other Obligations that are then due and payable, such Guarantor or the U.S. Issuer with respect to the Company Guarantee shall be deemed released from all its obligations under its Guarantee of the Notes and the Indenture or the Company Guarantee, as applicable, or (iv) in the case of any Foreign Guarantor or the U.S. Issuer with respect to the Company Guarantee, upon payment in full of

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the principal of, premium, if any, accrued and unpaid interest, if any, on the
Dutch Notes and all other Obligations of the Dutch Issuer that are then due and payable, such Foreign Guarantor or the U.S. Issuer, as the case may be, shall be deemed released from all its Obligations under its Foreign Guarantee of the Dutch Notes and the Indenture or the Company Guarantee, as applicable. Upon the release of any Guarantor or the U.S. Issuer, as the case may be, from its Guarantee or the Company Guarantee, as applicable, pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, premium, if any, and interest, if any, on, the Notes as and to the extent provided in the Indenture.

         (b) Upon delivery by the Company to the Collateral Agent and the Trustee of an opinion of counsel to the effect that the conditions described in the immediately preceding paragraph have been met, the Collateral Agent shall, at the sole cost and expense of the Company, execute and deliver to the Company such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company shall reasonably request to evidence such release..

         SECTION 12.05. Postponement of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor and the U.S. Issuer hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, and the U.S. Issuer's obligations under this Company Guarantee, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor or the U.S. Issuer in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor or the U.S. Issuer, as applicable, for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor and the U.S. Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

         SECTION 12.06. No Set-Off. Each payment to be made by a Guarantor and the U.S. Issuer hereunder in respect of its obligations hereunder shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         SECTION 12.07. Obligations Absolute. Except as otherwise provided in this Indenture, the obligations of each Guarantor and the U.S. Issuer hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor and the U.S. Issuer hereunder which may not be recoverable from such Guarantor or the U.S. Issuer on the basis of a Guarantee or the Company Guarantee shall be recoverable from such Guarantor or the U.S. Issuer as a primary obligor and principal debtor in respect thereof.

         SECTION 12.08. Obligations Continuing. Except as otherwise provided in this Indenture, the obligations of each Guarantor and the U.S. Issuer hereunder shall be continuing and shall remain in full

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force and effect until all the obligations have been paid and satisfied in full.
Each Guarantor and the U.S. Issuer agrees with the Trustee that, if requested, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor or the U.S. Issuer so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor or the U.S. Issuer to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor or the U.S. Issuer hereunder.

         SECTION 12.09. Obligations Not Reduced. The obligations of each Guarantor and the U.S. Issuer hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

         SECTION 12.10. Obligations Reinstated. The obligations of each Guarantor and the U.S. Issuer hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor or the U.S. Issuer hereunder (whether such payment shall have been made by or on behalf of the Issuers or by or on behalf of a Guarantor or the U.S. Issuer) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of either Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuers is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuers, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor or the U.S. Issuer as provided herein.

         SECTION 12.11. Obligations Not Affected. Except as otherwise provided in this Indenture, the obligations of each Guarantor and the U.S. Issuer hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor, the U.S. Issuer or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor or the U.S. Issuer hereunder or might operate to release or otherwise exonerate any Guarantor or the U.S. Issuer from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

                  (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuers or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Issuers or any other person;

                  (b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Issuers or any other person under this Indenture, the Notes or any other document or instrument;

                  (c) any failure of the Issuers, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

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                  (d)      the taking or enforcing or exercising or the refusal
         or neglect to take or enforce or exercise any right or remedy from or against the Issuers or any other Person or their respective assets or the release or discharge of any such right or remedy;

                  (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;

                  (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

                  (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuers or a Guarantor;

                  (h) any merger, consolidation or amalgamation of the Issuers or a Guarantor with any Person or Persons;

                  (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations under the Notes and this Indenture or the obligations of a Guarantor under its Guarantee; and

                  (j) any other circumstance (other than by complete, irrevocable payment or a release made pursuant to Section 12.04) that might otherwise constitute a legal or equitable discharge or defense of the Issuers under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

         SECTION 12.12. Waiver. Without in any way limiting the provisions of
Section 12.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest, notice of dishonor or non-payment of any of the obligations under the Notes or this Indenture, or other notice or formalities to the Issuers or any Guarantor of any kind whatsoever.

         SECTION 12.13. No Obligation to Take Action Against the Issuers. Neither the Trustee nor any other Person (including, without limitation, the Collateral Agent) shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Notes or this Indenture or against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors and/or the U.S. Issuer of their liabilities and obligations under their Guarantees, its Company Guarantee or under this Indenture, as applicable.

         SECTION 12.14. Dealing with the Issuers and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor or the U.S. Issuer hereunder and without the consent of or notice to any Guarantor or the U.S. Issuer, may

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                  (a)      grant time, renewals, extensions, compromises,
         concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;

                  (b) take or abstain from taking security or collateral from the Issuers or from perfecting security or collateral of the Issuers;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

                  (d)      accept compromises or arrangements from the Issuers;

                  (e) apply all monies at any time received from the Issuers or from any security upon such part of the obligations under the Notes or this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

         SECTION 12.15. Default and Enforcement. If any Guarantor or the U.S. Issuer fails to pay in accordance with Section 12.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor or the Company Guarantee of the U.S. Issuer and such Guarantor's or U.S. Issuers' obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor or the U.S. Issuer the obligations.

         SECTION 12.16. Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or the U.S. Issuer or consent to any departure by any Guarantor, the U.S. Issuer or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor, the U.S. Issuer and the Trustee.

         SECTION 12.17. Acknowledgment. Each Guarantor and the U.S. Issuer hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

         SECTION 12.18. Costs and Expenses. Each Guarantor and the U.S. Issuer shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee or the Company Guarantee in the same manner as the Issuers shall be requested to pay the Trustee's fees.

         SECTION 12.19. No Merger or Waiver; Cumulative Remedies. No Guarantee or Company Guarantee, as applicable shall operate by way of merger of any of the obligations of a Guarantor or the U.S. Issuer under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee, the Company Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor or the U.S.

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Issuer and/or the Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 12.20. Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor and the U.S. Issuer hereunder, the obligations of each Guarantor and the U.S. Issuer under Section
12.01 shall survive the payment in full of the obligations under this Indenture and the Notes and shall be enforceable against such Guarantor or the U.S. Issuer without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by either Issuer or any Guarantor.

         SECTION 12.21. Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee, the U.S. Issuer under its Company Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

         SECTION 12.22. Severability. Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

         SECTION 12.23. Successors and Assigns. Each Guarantee and the Company Guarantee shall be binding upon and inure to the benefit of each Guarantor or the U.S. Issuer and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor or the U.S. Issuer may assign any of its obligations hereunder or thereunder other than as otherwise provided herein.

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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     PHIBRO ANIMAL HEALTH CORPORATION

                                     By:  /s/ Richard G. Johnson
                                        ------------------------------------
                                        Name:  Richard G. Johnson
                                        Title: Chief Financial Officer

                                     PHILIPP BROTHERS NETHERLANDS III B.V.
                                     By Philipp Brothers Netherlands II B.V.

                                         By: /s/ Jack C. Bendheim
                                            ---------------------------------
                                            Name:  Jack C. Bendheim
                                            Title: Managing Director

                                         By: /s/ Joseph Katzenstein
                                            --------------------------------
                                            Name:  Joseph Katzenstein
                                            Title: Managing Director

                                     DOMESTIC GUARANTORS:
                                     PRINCE AGRIPRODUCTS, INC.
                                     PHIBROCHEM, INC.
                                     PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                     PHIBRO CHEMICALS, INC.
                                     WESTERN MAGNESIUM CORP.
                                     C P CHEMICALS, INC.
                                     PHIBRO-TECH, INC.
                                     PHIBRO ANIMAL HEALTH U.S., INC.

                                     By: /s/ David C. Storbeck
                                        ------------------------------------
                                        Name:  David C. Storbeck
                                        Title: Vice President

                                     FOREIGN GUARANTORS:
                                     PHIBRO ANIMAL HEALTH (BELGIUM) SPRL

                                     By: /s/ Jack C. Bendheim
                                        ------------------------------------
                                        Name: Jack C. Bendheim
                                        Title: Manager

Accepted and Agreed to:
HSBC BANK USA

By: /s/ Herawattee Alli
   -------------------------------
   Name: Herawattee Alli
   Title: Corporate Trust Officer

                                                                       EXHIBIT A

                             [FACE OF INITIAL UNIT]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PHIBRO ANIMAL HEALTH CORPORATION OR ANY AFFILIATE OF PHIBRO ANIMAL HEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO PHIBRO ANIMAL HEALTH CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO PHIBRO ANIMAL HEALTH CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FORGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS

LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                        PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
                      PHILIPP BROTHERS NETHERLANDS III B.V.

                                  105,000 Units
                             Each Unit Consisting of
       $809.5238095 Principal Amount of 13% Senior Secured Notes Due 2007
                       of Phibro Animal Health Corporation
     and $190.4761905 Principal Amount of 13% Senior Secured Notes Due 2007
                    of Philipp Brothers Netherlands III B.V.

No. ___
CUSIP No. _________                             Certificate for _______ Units

                  Each of Phibro Animal Health Corporation, a New York corporation (the "Company"), which term includes any successor corporation, and Philipp Brothers Netherlands III B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of the Company ("Dutch Issuer"), which term includes any successor company, hereby certifies that [ ] is the owner of [ ] Units as described above, transferable only on the books of the Company and Dutch Issuer by the Holder thereof in person or by his or her duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 of the Company (the "U.S. Notes") and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 of Dutch Issuer (the "Dutch Notes" and, together with the U.S. Notes, the "Notes"). This Unit is issued pursuant to the Indenture, dated as of October 21, 2003 among the Company, Dutch Issuer, the Guarantors and HSBC Bank USA, as Trustee and Collateral Agent, (the "Indenture") and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes, the Guarantees and the Company Guarantee are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof.

                  Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture are on file at the office of the Company and Dutch Issuer and are available to any Holder on written request and without cost.

                  The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a tax redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

                  The Indenture, this Unit and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Unit which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the Company and Dutch Issuer have caused this Unit to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By:___________________________
                                           Name:
                                           Title:

                                        PHILIPP BROTHERS NETHERLANDS III B.V.
                                        By: Philipp Brothers Netherlands II B.V.

                                        By:___________________________
                                           Name:
                                           Title:

                                        By:___________________________
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the Units referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By:_____________________________________
                                           Authorized Signatory

Date of Authentication:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Unit, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Unit to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Unit on the books of the Company and Dutch Issuer. The agent may substitute another to act for him.

Dated: ______________________         Signed: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Unit)

Signature Guarantee: __________________________

                           [FACE OF INITIAL U.S. NOTE]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PHIBRO ANIMAL HEALTH CORPORATION OR ANY AFFILIATE OF PHIBRO ANIMAL HEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO PHIBRO ANIMAL HEALTH CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO PHIBRO ANIMAL HEALTH CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FORGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A

WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                        PHIBRO ANIMAL HEALTH CORPORATION

                        13% Senior Secured Notes Due 2007

No. Q-1                                                                    $

                                                                       CUSIP No.

                  PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $85, 000,000 Dollars on December 1, 2007.

                  Interest Rate: 13.0%

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 2003.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the U.S. Notes referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By: ____________________________________
                                            Authorized Signatory

Date of Authentication:

                         [REVERSE OF INITIAL U.S. NOTE]

                        13% SENIOR SECURED NOTE DUE 2007

         1. Separable.

                  This U.S. Note, together with the 13% Senior Secured Note due 2007 of Philipp Brothers Netherlands III B.V. ("Dutch Issuer") (the "Dutch Note"), comprise a unit (each a "Unit"). The U.S. Notes and Dutch Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

         2. Interest.

                  PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Note at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing December 1, 2003. Interest on the U.S. Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the U.S. Notes.

         3. Method of Payment.

                  The Company will pay interest on the U.S. Notes (except defaulted interest) to the Persons who are registered Holders of U.S. Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if U.S. Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender U.S. Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

         4. Paying Agent and Registrar.

                  Initially, HSBC Bank USA, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers and any of their Subsidiaries may appoint and change any Paying Agent, Registrar or co-Registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         5. Indenture.

                  The Company issued the U.S. Notes under an Indenture dated as of October 21 , 2003 (the "Indenture"), among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This U.S. Note is one of a duly authorized issue of Initial U.S. Notes of the Company designated as its 13% Senior Secured Notes due 2007 (the "Initial U.S. Notes"). The U.S. Notes include the Initial U.S. Notes and the Exchange U.S. Notes issued in exchange for the Initial U.S. Notes pursuant to the Registration Rights Agreement. The Initial U.S. Notes, the Exchange U.S. Notes, the Initial Dutch Notes and the Exchange Dutch Notes are treated as a single class of securities under the Indenture. The terms of the U.S. Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended, on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this U.S. Note and the Indenture will be governed by the Indenture.

         6. Redemption.

                  (a) Optional Redemption Prior to June 1, 2005. At any time prior to June 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of 114% of the aggregate principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including June 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to June 1, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change in Control of the Dutch Issuer has occurred.

                           (i)      "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (ii)     "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005).

                           (iii)    "Comparable Treasury Price" means, with
respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (iv)     "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                           (v)      "Reference Treasury Dealer" means any
primary U.S. government securities dealer in the City of New York selected by the Issuers.

                  (b) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the six-month period beginning on the dates indicated below:

Period                                                             Percentage
------                                                             ----------
June 1, 2005..................................................       114.0%
December 1, 2005..............................................       109.0%
June 1, 2006..................................................       105.0%
December 1, 2006 and thereafter...............................       101.0%

         The foregoing optional redemption of the Notes on or after June l, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Dutch Issuer has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to June 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more of the occasions with the net proceeds of one or more Public Equity Offerings at 113.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that immediately after giving effect to such redemption, at least 65% of the sum of
(i) $105.0 million (the initial aggregate principal amount of the Notes issued in the Offering) and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, we will make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

         7. Notice of Redemption.

                  Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  Unless the Issuers fail to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         8. Offers to Purchase.

                  Sections 4.15, 4.16 and 4.24 of the Indenture provide that upon the occurrence of a Change of Control of the Company, after certain Asset Sales, and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and Dutch Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. The Registration Rights Agreement.

                  Pursuant to the Registration Rights Agreement among the Issuers, the Guarantors and the Holders of the Initial U.S. Notes, the Company has made certain covenants as set forth therein with respect to consummation of an Exchange Offer (as defined in the Registration Rights Agreement). Upon such exchange offering, the Holders of U.S. Notes shall have the right, subject to compliance with securities laws, to exchange such U.S. Notes for 13% Senior Secured U.S. Notes due 2007, which have been registered under the Securities Act (the "Exchange U.S. Notes"), identical in all material respects to the U.S. Notes, including the guarantees endorsed thereon, except for restrictive legends and additional interest provisions. The Holders of the Initial U.S. Notes shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10. Denominations.

                  The U.S. Notes are in registered form, without coupons, and in denominations of $809.5238095 and integral multiples thereof.

         11. Persons Deemed Owners.

                  The registered Holder of this U.S. Note may be treated as the owner of it for all purposes.

         12. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13. Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the U.S. Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Notes to redemption or maturity, as the case may be.

         14. Amendment, Waiver.

                   Subject to Section 6.07 of the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding U.S. Notes (including consents obtained in connection with a tender offer or exchange offer for the U.S. Notes), may amend or supplement the Indenture or the U.S. Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuers with any provision of the Indenture or the U.S. Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the U.S. Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated U.S. Notes in addition to or in place of certificated U.S. Notes; provide for the assumption of either Issuer's Obligations to Holders in the event of any Disposition involving such Issuer in which such Issuer is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; release any Guarantor from its Guarantee and the Indenture or the U.S. Issuer with respect to the Company Guarantee from the Company Guarantee that is permitted to be released under the Indenture in accordance with the terms thereof; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         15. Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of U.S. Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         16. No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the U.S. Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Guarantees, the Registration Rights Agreement, the Company Guarantee or in any of the Units or U.S. Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company, the Guarantors or of any successor Person thereof, except to the extent any such Person is a party to any Guarantee or Company Guarantee. Each Holder, by accepting the Units and the U.S. Notes, waives and releases all such liability.

         17. Guarantees.

                  This U.S. Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Guarantors, the Trustee and the Holders.

         18. Governing Law.

                  THE INDENTURE AND THE U.S. NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         19. Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A U.S. NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS U.S. NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         20. Authentication.

                  This U.S. Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Note.

         21. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         22. CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the U.S. Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the U.S. Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: Phibro Animal Health Corporation, One Parker Plaza, Fort Lee, NJ 07024, Tel:
(201) 944-6020, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company and Dutch Issuer. The agent may substitute another to act for him.

Dated: __________________________     Signed: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee: ____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this U.S. Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this U.S. Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, state the amount: $

Date:  ________________      Your Signature: ___________________________________
                                             (Sign exactly as your name appears
                                             on the other side of the U.S. Note)

Signature Guarantee: ______________________________
                     (Signature must be guaranteed)

                          [FACE OF INITIAL DUTCH NOTE]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE SECURITIES ACT), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PHIBRO ANIMAL HEALTH CORPORATION OR ANY AFFILIATE OF PHIBRO ANIMAL HEALTH CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO PHIBRO ANIMAL HEALTH CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO PHIBRO ANIMAL HEALTH CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FORGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS

COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                      PHILIPP BROTHERS NETHERLANDS III B.V.

                        13% Senior Secured Notes Due 2007

No.                                                                          $

                                                                       CUSIP No.

                  PHILIPP BROTHERS NETHERLANDS III B.V., a company under the laws of the Netherlands, promises to pay to Cede & Co., or registered assigns, the principal sum of $20,000,000 Dollars on December 1, 2007.

                  Interest Rate: 13.0%

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 2003.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHILIPP BROTHERS NETHERLANDS III B.V.
                                        By: Philipp Brothers Netherlands II B.V.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                            Name:
                                            Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the Dutch Notes referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By: ____________________________________
                                            Authorized Signatory

Date of Authentication:

                         [REVERSE OF INITIAL DUTCH NOTE]

                        13% SENIOR SECURED NOTE DUE 2007

         1.       Separable.

                  This Dutch Note, together with the 13% Senior Secured Note due 2007 of Phibro Animal Health Corporation (the "U.S. Note"), comprise a unit (each a "Unit"). The U.S. Notes and Dutch Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

         2.       Interest.

                  PHILIPP BROTHERS NETHERLANDS III B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of Phibro Animal Health Corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Dutch Note at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing December 1, 2003. Interest on the Dutch Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Dutch Notes.

         3.       Method of Payment.

                  The Company will pay interest on the Dutch Notes (except defaulted interest) to the Persons who are registered Holders of Dutch Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if Dutch Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender Dutch Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("Legal Tender"). However, the Company may pay principal and interest by its check payable in such Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

         4.       Paying Agent and Registrar.

                  Initially, HSBC Bank USA, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice. The Issuers and any of their Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         5.       Indenture.

                  The Company issued the Dutch Notes under an Indenture dated as of October 21, 2003 (the "Indenture"), among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Dutch Note is one of a duly authorized issue of Initial Dutch Notes of the Company designated as its 13% Senior Secured Notes due 2007 (the "Initial Dutch Notes"). The Dutch Notes include the Initial Dutch Notes and the Exchange Dutch Notes issued in exchange for the Initial Dutch Notes pursuant to the Registration Rights Agreement. The Initial Dutch Notes, the Exchange Dutch Notes, the Initial U.S. Notes and the Exchange U.S. Notes are treated as a single class of securities under the Indenture. The terms of the Dutch Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Dutch Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Dutch Note and the Indenture will be governed by the Indenture.

         6.       Redemption.

                  (a) Optional Redemption Prior to June 1, 2005. At any time prior to June 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of 114% of the aggregate principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including June 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to June 1, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change in Control of the Dutch Issuer has occurred.

                           (i)      "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (ii)     "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005).

                           (iii)    "Comparable Treasury Price" means, with
respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (iv)     "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                           (v)      "Reference Treasury Dealer" means any
primary U.S. government securities dealer in the City of New York selected by the Issuers.

                  (b) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the six-month period beginning on the dates indicated below:

Period                                                              Percentage
------                                                              ----------
June 1, 2005...................................................       114.0%
December 1, 2005...............................................       109.0%
June 1, 2006...................................................       105.0%
December 1, 2006 and thereafter................................       101.0%

         The foregoing optional redemption of the Notes on or after June l, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Dutch Issuer has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to June 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more of the occasions with the net proceeds of one or more Public Equity Offerings at 113.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that immediately after giving effect to such redemption, at least 65% of the sum of
(i) $105.0 million (the initial aggregate principal amount of the Notes issued in the Offering) and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates).

                  The foregoing optional redemption of the Notes shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of Dutch Issuer has occurred.

                  (b) Tax Redemption. Dutch Notes may be redeemed, at the option of Dutch Issuer, as a whole, but not in part (limited to Dutch Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if Dutch Issuer determines and certifies to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Dutch Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such Dutch Notes and (ii) such obligation cannot be avoided by Dutch Issuer taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which Dutch Issuer would be obligated to pay such Additional Amounts if a payment in respect of such Dutch Notes was then due. Prior to the giving of any notice of redemption described in this Section 6(d), Dutch Issuer shall deliver to the Trustee (a) a certificate signed by two directors of Dutch Issuer stating that the obligation to pay Additional Amounts cannot be avoided by Dutch Issuer taking reasonable measures available to them and (b) an Opinion of Counsel to the effect that Dutch Issuer has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that Dutch Issuer cannot avoid payment of such Additional Amount by taking reasonable measures available to them.

         7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  Unless the Issuers fail to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         8.       Offers to Purchase.

                  Sections 4.15, 4.16 and 4.24 of the Indenture provide that upon the occurrence of a Change of Control of the Company after certain Asset Sales, and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and Dutch Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture. Section 4.15(b) of the Indenture provides that upon the occurrence of the Change of Control of Dutch Issuer, Dutch Issuer may, at its option at any time, redeem the Dutch Notes in whole, and not in part, at the optional redemption prices specified in (i) Section 3.03(a) of the Indenture for redemptions prior to June 1, 2005 and (ii) the first paragraph of Section 3.03(b) of the Indenture for redemptions on or after

June 1, 2005. If Dutch Issuer has not delivered a notice of redemption within 30 days following a Change of Control of Dutch Issuer, each Holder of a Dutch Note shall have the right to require that Dutch Issuer repurchase all or a portion of such Holder's Dutch Notes in accordance with the procedures set forth in the Indenture.

         9.       The Registration Rights Agreement.

                  Pursuant to the Registration Rights Agreement among the Issuers, the Guarantors and the Holders of the Initial Dutch Notes, the Company has made certain covenants as set forth therein with respect to consummation of an Exchange Offer (as defined in the Registration Rights Agreement). Upon such exchange offering, the Holders of Dutch Notes shall have the right, subject to compliance with securities laws, to exchange such Dutch Notes for 13% Senior Secured Notes due 2007, which have been registered under the Securities Act (the "Exchange Dutch Notes"), identical in all material respects to the Dutch Notes, including the guarantees endorsed thereon, except for restrictive legends and additional interest provisions. The Holders of the Initial Dutch Notes shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10.      Denominations.

                  The Dutch Notes are in registered form, without coupons, and in denominations of $190.4761905 and integral multiples thereof.

         11.      Persons Deemed Owners.

                  The registered Holder of this Dutch Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Dutch Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Dutch Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver.

                  Subject to Section 6.07 of the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Dutch Notes (including consents obtained in connection with a tender offer or exchange offer for the Dutch Notes), may amend or supplement the Indenture or the Dutch Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuers with any provision of the Indenture or the Dutch

Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated Dutch Notes in addition to or in place of certificated Dutch Notes; provide for the assumption of either Issuer's Obligations to Holders in the event of any Disposition involving such Issuer in which such Issuer is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; release any Guarantor from its Guarantee and the Indenture or the U.S. Issuer with respect to the Company Guarantee from the Company Guarantee that is permitted to be released under the Indenture in accordance with the terms thereof; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         15.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Dutch Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         16.      No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Dutch Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Guarantees, the Registration Rights Agreement, the Company Guarantee or in any of the Units or Dutch Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company, the Guarantors or of any successor Person thereof, except to the extent any such Person is a party to any Guarantee or Company Guarantee. Each Holder, by accepting the Units and the Dutch Notes, waives and releases all such liability.

         17.      Guarantees.

                  This Dutch Note will be entitled to the benefits of certain Guarantees and a Company Guarantee, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, Guarantors, the Trustee and the Holders.

         18.      Governing Law.

                  THE INDENTURE AND THE DUTCH NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         19.      Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A DUTCH NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS DUTCH NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         20.      Authentication.

                  This Dutch Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dutch Note.

         21.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         22.      CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the Dutch Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Dutch Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: Philipp Brothers Netherlands III B.V. c/o Phibro Animal Health Corporation, One Parker Plaza, Fort Lee, NJ 07024, Tel: (201) 944-6020, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company and Phibro Animal Health Corporation. The agent may substitute another to act for him.

Dated: ____________________      Signed: _______________________________________
                                         (Sign exactly as your name appears on
                                         the other side of this Note)

Signature Guarantee: ____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Dutch Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this Dutch Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, state the amount: $

Date:  __________________   Your Signature: ____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of the Dutch Note)

Signature Guarantee: ___________________________________
                     (Signature must be guaranteed)

                                                                       EXHIBIT B

                             [FACE OF EXCHANGE UNIT]

                        PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
                      PHILIPP BROTHERS NETHERLANDS III B.V.

                                  105,000 Units
                             Each Unit Consisting of
       $809.5238095 Principal Amount of 13% Senior Secured Notes Due 2007
                       of Phibro Animal Health Corporation
     and $190.4761905 Principal Amount of 13% Senior Secured Notes Due 2007
                    of Philipp Brothers Netherlands III B.V.

No. ___                                          Certificate for _______ Units
CUSIP No. _________

                  Each of Phibro Animal Health Corporation, a New York corporation (the "Company"), which term includes any successor corporation, and Philipp Brothers Netherlands III B.V., a company organized under the laws of the Netherlands ("Dutch Issuer"), which term includes any successor company, hereby
certifies that [ ]    is the owner of [ ]     Units as described above,
transferable only on the books of the Company and Dutch Issuer by the Holder thereof in person or by his or her duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 of the Company (the "U.S. Notes") and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 of Dutch Issuer (the "Dutch Notes" and, together with the U.S. Notes, the "Notes"). This Unit is issued pursuant to the Indenture, dated as of October 21, 2003 among the Company, Dutch Issuer, the Guarantors and HSBC Bank USA, as Trustee and Collateral Agent, (the "Indenture") and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes and the Guarantees are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof.

                  Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture are on file at the office of the Company and Dutch Issuer and are available to any Holder on written request and without cost.

                  The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a tax redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

                  The Indenture, this Unit and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Unit which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  IN WITNESS WHEREOF, the Company and Dutch Issuer have caused this Unit to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By:__________________________
                                           Name:
                                           Title:


                                        PHILIPP BROTHERS NETHERLANDS III B.V.
                                        By: Philipp Brothers Netherlands II B.V.

                                        By:___________________________
                                           Name:
                                           Title:

                                        By:___________________________
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the Units referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By:_____________________________________
                                           Authorized Signatory

Date of Authentication:

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Unit, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Unit to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably ________________________________________________________________
appoint agent to transfer this Unit on the books of the Company and Dutch Issuer. The agent may substitute another to act for him.

Dated: _________________________      Signed: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Unit)

Signature Guarantee: ____________________________________

                          [FACE OF EXCHANGE U.S. NOTE]

                        PHIBRO ANIMAL HEALTH CORPORATION

                        13% Senior Secured Notes Due 2007

No.                                                                   $

                                                                       CUSIP No.

                  PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $85,000,000 Dollars on December 1, 2007.

                  Interest Rate: 13.0%

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 2003.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the U.S. Notes referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By:____________________________________
                                           Authorized Signatory

Date of Authentication:

                         [REVERSE OF EXCHANGE U.S. NOTE]

                        13% SENIOR SECURED NOTE DUE 2007

         1.       Separable.

                  This U.S. Note, together with the 13% Senior Secured Note due 2007 of Philipp Brothers Netherlands III B.V. ("Dutch Issuer") (the "Dutch Note"), comprise a unit (each a "Unit"). The U.S. Notes and Dutch Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

         2.       Interest.

                  PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Note at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing December 1, 2003. Interest on the U.S. Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the U.S. Notes.

         3.       Method of Payment.

                  The Company will pay interest on the U.S. Notes (except defaulted interest) to the Persons who are registered Holders of U.S. Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if U.S. Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender U.S. Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

         4.       Paying Agent and Registrar.

                  Initially, HSBC Bank USA, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers and any of their Subsidiaries may appoint and change any Paying Agent, Registrar or co-Registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         5.       Indenture.

                  The Company issued the U.S. Notes under an Indenture dated as of October 21 , 2003 (the "Indenture"), among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This U.S. Note is one of a duly authorized issue of Initial U.S. Notes of the Company designated as its 13% Senior Secured Notes due 2007 (the "Initial U.S. Notes"). The U.S. Notes include the Initial U.S. Notes and the Exchange U.S. Notes issued in exchange for the Initial U.S. Notes pursuant to the Registration Rights Agreement. The Initial U.S. Notes, the Exchange U.S. Notes, the Initial Dutch Notes and the Exchange Dutch Notes are treated as a single class of securities under the Indenture. The terms of the U.S. Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended, on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this U.S. Note and the Indenture will be governed by the Indenture.

         6.       Redemption.

                  (a) Optional Redemption Prior to June 1, 2005. At any time prior to June 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of 114% of the aggregate principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including June 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to June 1, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change in Control of the Dutch Issuer has occurred.

                           (i)      "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (ii)     "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005).

                           (iii)    "Comparable Treasury Price" means, with
respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (iv)     "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                           (v)      "Reference Treasury Dealer" means any
primary U.S. government securities dealer in the City of New York selected by the Issuers.

                  (b) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the six-month period beginning on the dates indicated below:

Period                                                                 Percentage
------                                                                 ----------
June 1, 2005......................................................       114.0%
December 1, 2005..................................................       109.0%
June 1, 2006......................................................       105.0%
December 1, 2006 and thereafter...................................       101.0%

         The foregoing optional redemption of the Notes on or after June l, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Dutch Issuer has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to June 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more of the occasions with the net proceeds of one or more Public Equity Offerings at 113.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that immediately after giving effect to such redemption, at least 65% of the sum of
(i) $105.0 million (the initial aggregate principal amount of the Notes issued in the Offering) and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, we will make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

         7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  Unless the Issuers fail to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         8.       Offers to Purchase.

                  Sections 4.15, 4.16 and 4.24 of the Indenture provide that upon the occurrence of a Change of Control of the Company after certain Asset Sales, and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and Dutch Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9.       Denominations.

                  The U.S. Notes are in registered form, without coupons, and in denominations of $809.5238095 and integral multiples thereof.

         10.      Persons Deemed Owners.

                  The registered Holder of this U.S. Note may be treated as the owner of it for all purposes.

         11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the U.S. Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Notes to redemption or maturity, as the case may be.

         13.      Amendment, Waiver.

                  Subject to Section 6.07 of the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding U.S. Notes (including consents obtained in connection with a tender offer or exchange offer for the U.S. Notes), may amend or supplement the Indenture or the U.S. Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuers with any provision of the Indenture or the U.S. Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the U.S. Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated U.S. Notes in addition to or in place of certificated U.S. Notes; provide for the assumption of either Issuer's Obligations to Holders in the event of any Disposition involving such Issuer in which such Issuer is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; release any Guarantor from its Guarantee and the Indenture or the U.S. Issuer with respect to the Company Guarantee from the Company Guarantee that is permitted to be released under the Indenture in accordance with the terms thereof; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of U.S. Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         15.      No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Dutch Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Guarantees, the Registration Rights Agreement, the Company Guarantee or in any of the Units or Dutch Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company, the Guarantors or of any successor Person thereof, except to the extent any such Person is a party to any Guarantee or Company Guarantee. Each Holder, by accepting the Units and the Dutch Notes, waives and releases all such liability.

         16.      Guarantees.

                  This U.S. Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Guarantors, the Trustee and the Holders.

         17.      Governing Law.

                  THE INDENTURE AND THE U.S. NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         18.      Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A U.S. NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS U.S. NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         19.      Authentication.

                  This U.S. Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Note.

         20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

         21.      CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the U.S. Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the U.S. Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: Phibro Animal Health Corporation, One Parker Plaza, Fort Lee, NJ 07024, Tel:
(201) 944-6020, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint agent __________________________________________________
to transfer this Note on the books of the Company and Dutch Issuer. The agent may substitute another to act for him.

Dated: ________________________    Signed: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

Signature Guarantee: ______________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this U.S. Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this U.S. Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, state the amount: $

Date:  ______________      Your Signature: ____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of the U.S. Note)

Signature Guarantee: _________________________________
                     (Signature must be guaranteed)

                          [FACE OF DUTCH EXCHANGE NOTE]

                      PHILIPP BROTHERS NETHERLANDS III B.V.

                        13% Senior Secured Notes Due 2007

No.                                                                          $

                                                                       CUSIP No.

                  PHILIPP BROTHERS NETHERLANDS III B.V., a company under the laws of the Netherlands, promises to pay to Cede & Co., or registered assigns, the principal sum of $ 20,000,000 Dollars on December 1, 2007.

                  Interest Rate: 13.0%

                  Interest Payment Dates: June 1 and December 1, commencing December 1, 2003.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                        PHILIPP BROTHERS NETHERLANDS III B.V.
                                        By: Philipp Brothers Netherlands II B.V.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

                  The HSBC Bank USA, as Trustee, certifies that this is one of the Dutch Notes referred to in the within-mentioned Indenture.

                                        HSBC BANK USA, as Trustee

                                        By:_____________________________________
                                           Authorized Signatory

Date of Authentication:

                             [REVERSE OF DUTCH NOTE]

                        13% SENIOR SECURED NOTE DUE 2007

         1.       Separable.

                  This Dutch Note, together with the 13% Senior Secured Note due 2007 of Phibro Animal Health Corporation (the "U.S. Note"), comprise a unit (each a "Unit"). The U.S. Notes and Dutch Notes are collectively referred to in this Note as the "Notes." The Notes will not trade separately unless (i) an event of default on the Notes has occurred, (ii) a redemption of the Dutch Notes pursuant to Section 3.03(d) of the Indenture has occurred, or (iii) the occurrence of a Change of Control of Dutch Issuer.

         2.       Interest.

                  PHILIPP BROTHERS NETHERLANDS III B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of Phibro Animal Health Corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Dutch Note at the rate per annum shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, commencing December 1, 2003. Interest on the Dutch Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Dutch Notes.

         3.       Method of Payment.

                  The Company will pay interest on the Dutch. Notes (except defaulted interest) to the Persons who are registered Holders of Dutch Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if Dutch Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender Dutch Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("Legal Tender"). However, the Company may pay principal and interest by its check payable in such Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

         4.       Paying Agent and Registrar.

         Initially, HSBC Bank USA, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent,

Registrar or co-Registrar without notice. The Issuers and any of their Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

         5.       Indenture.

                  The Dutch Issuer issued the Dutch Notes under an Indenture dated as of October 21, 2003 (the "Indenture"), among the Issuers, the Guarantors, the Trustee and the Collateral Agent. This Dutch Note is one of a duly authorized issue of Initial Dutch Notes of the Company designated as its 13% Senior Secured Notes due 2007 (the "Initial Dutch Notes"). The Dutch Notes include the Initial Dutch Notes and the Exchange Dutch Notes issued in exchange for the Initial Dutch Notes pursuant to the Registration Rights Agreement. The Initial Dutch Notes, the Exchange DUTCH Notes, the Initial U.S. Notes and the Exchange U.S. Notes are treated as a single class of securities under the Indenture. The terms of the Dutch Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Dutch Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Dutch Note and the Indenture will be governed by the Indenture.

         6.       Redemption.

                  (a) Optional Redemption Prior to June 1, 2005. At any time prior to June 1, 2005, the Issuers may, at their option, on one or more occasions redeem all or part of their Notes at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes being redeemed and (2) the sum of the present values of 114% of the aggregate principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including June 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, if any, to the date of redemption. The foregoing optional redemption of the Notes prior to June 1, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change in Control of the Dutch Issuer has occurred.

                           (vi)     "Treasury Rate" means, with respect to any
redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                           (vii)    "Comparable Treasury Issue" means the United
States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was June 1, 2005).

                           (viii)   "Comparable Treasury Price" means, with
respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                           (ix)     "Reference Treasury Dealer Quotation" means,
with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                           (i)      "Reference Treasury Dealer" means any
primary U.S. government securities dealer in the City of New York selected by the Issuers.

                  (b) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the six-month period beginning on the dates indicated below:

Period                                                             Percentage
------                                                             ----------
June 1, 2005..................................................       114.0%
December 1, 2005..............................................       109.0%
June 1, 2006..................................................       105.0%
December 1, 2006 and thereafter...............................       101.0%

         The foregoing optional redemption of the Notes on or after June l, 2005 shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of the Dutch Issuer has occurred.

                  (c) Redemption Upon Equity Offering. In addition, at any time and from time to time prior to June 1, 2005, the Issuers may redeem at their option in the aggregate up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more of the occasions with the net proceeds of one or more Public Equity Offerings at 113.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that immediately after giving effect to such redemption, at least 65% of the sum of
(i) $105.0 million (the initial aggregate principal amount of the Notes issued in the Offering) and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates).

                  The foregoing optional redemption of the Notes shall include both U.S. Notes and Dutch Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of redemption, unless a Change of Control of Dutch Issuer has occurred.

                  (b) Tax Redemption. Dutch Notes may be redeemed, at the option of Dutch Issuer, as a whole, but not in part (limited to Dutch Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if Dutch Issuer determines and certifies to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Dutch Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issuance of such Dutch Notes and (ii) such obligation cannot be avoided by Dutch Issuer taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which Dutch Issuer would be obligated to pay such Additional Amounts if a payment in respect of such Dutch Notes was then due. Prior to the giving of any notice of redemption described in this Section 6(d), Dutch Issuer shall deliver to the Trustee (a) a certificate signed by two directors of Dutch Issuer stating that the obligation to pay Additional Amounts cannot be avoided by Dutch Issuer taking reasonable measures available to them and (b) an Opinion of Counsel to the effect that Dutch Issuer has become obligated to pay Additional Amounts as a result of such a change or amendment described above and that Dutch Issuer cannot avoid payment of such Additional Amount by taking reasonable measures available to them.

         7.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  Unless the Issuers fail to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         8.       Offers to Purchase.

                  Sections 4.15, 4.16 and 4.24 of the Indenture provide that upon the occurrence of a Change of Control of the Company after certain Asset Sales, and upon the Company having Excess Cash Flow, and subject to further limitations contained therein, the Company and Dutch Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture. Section 4.15(b) of the Indenture provides that upon the occurrence of the Change of Control of Dutch Issuer, Dutch Issuer may, at its option at any time, redeem the Dutch Notes in whole, and not in part, at the optional redemption prices specified in (i) Section 3.03(a) of the Indenture for redemptions prior to June 1, 2005 and (ii) the first paragraph of Section 3.03(b) of the Indenture for redemptions on or after June 1, 2005. If Dutch Issuer has not delivered a notice of redemption within 30 days following a Change of Control of Dutch Issuer, each Holder of a Dutch Note shall have the right to require that Dutch Issuer repurchase all or a portion of such Holder's Dutch Notes in accordance with the procedures set forth in the Indenture.

         9.       Denominations.

                  The Dutch Notes are in registered form, without coupons, and in denominations of $190.4761905 and integral multiples thereof.

         10.      Persons Deemed Owners.

                  The registered Holder of this Dutch Note may be treated as the owner of it for all purposes.

         11.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for [two] years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         12.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Dutch Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Dutch Notes to redemption or maturity, as the case may be.

         13.      Amendment, Waiver.

                  Subject to Section 6.07 of the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Dutch Notes (including consents obtained in connection with a tender offer or exchange offer for the Dutch Notes), may amend or supplement the Indenture or the Dutch Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Dutch Notes may waive compliance by the Issuers with any provision of the Indenture or the Dutch Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Issuers, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the Dutch Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated Dutch Notes in addition to or in place of certificated Dutch Notes; provide for the assumption of either Issuer's Obligations to Holders in the event of any Disposition involving such Issuer in which such Issuer is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; release any Guarantor from its Guarantee and the Indenture or the U.S. Issuer with respect to the Company Guarantee from the Company Guarantee that is permitted to be released under the Indenture in accordance with the terms thereof; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Dutch Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

         15.      No Recourse Against Others.

                  No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Dutch Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Guarantees, the Registration Rights Agreement, the Company Guarantee or in any of the Units or Dutch Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company, the Guarantors or of any successor Person thereof, except to the extent any such Person is a party to any Guarantee or Company Guarantee. Each Holder, by accepting the Units and the Dutch Notes, waives and releases all such liability.

         16.      Guarantees.

                  This Dutch Note will be entitled to the benefits of certain Guarantees and a Company Guarantee, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, Guarantors, the Trustee and the Holders.

         17.      Governing Law.

                  THE INDENTURE AND THE DUTCH NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         18.      Waiver of Jury Trial.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A DUTCH NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS DUTCH NOTE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

         19.      Authentication.

                  This Dutch Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dutch Note.

         20.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         21.      CUSIP Numbers.

                  Upon the occurrence of a Separation Event, the Company will, as soon as practicable, obtain CUSIP numbers and have such CUSIP numbers printed on the Dutch Notes and direct the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Dutch Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: Philipp Brothers Netherlands

III B.V. c/o Phibro Animal Health Corporation, One Parker Plaza, Fort Lee, NJ 07024, Tel: (201) 944-6020, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint agent __________________________________________________
to transfer this Note on the books of the Company and Phibro Animal Health Corporation. The agent may substitute another to act for him.

Dated: ________________________    Signed: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

Signature Guarantee: ____________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Dutch Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, check the box:
/ /

                  If you want to elect to have only part of this Dutch Note purchased by the Company pursuant to Section 4.15, 4.16 and 4.24 of the Indenture, state the amount: $

Date:  ______________      Your Signature: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of the Dutch Note)

Signature Guarantee: _______________________________
                     (Signature must be guaranteed)

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                            [__________], [____]

[___________________________]
[___________________________]
[___________________________]

         Re:      Phibro Animal Health Corporation and
                  Philipp Brothers Netherlands III B.V.

Ladies and Gentlemen:

                  In connection with our proposed purchase of Senior Secured Note Units due 2007 (the "Units"), each Unit consisting of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 issued by the Phibro Animal Health Corporation (the "Company") and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 issued by Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and together with the Company, the "Issuers") (together, the "Notes"), we confirm that:

                           (i)      We have received a copy of the Offering
Circular (the "Offering Circular"), dated as of October 10, 2003, relating to the Notes and Units and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Circular.

                           (ii)     We understand that any subsequent transfer
of the Notes or Units is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes and Units (the "Indenture") as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or Units except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

                           (iii)    We understand that the offer and sale of the
Notes and Units have not been registered under the Securities Act, and that the Notes and Units may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes or Units, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes and Units (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Notes and Units are restricted as stated herein.

                           (iv)     We understand that, on any proposed resale
of any Notes or Units, we will be required to furnish to the Trustee and the Issuers such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes and Units purchased by us will bear a legend to the foregoing effect.

                           (v)      We are an institutional "accredited
investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                           (vi)     We are acquiring the Notes and Units
purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Issuers, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:______________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                            [__________], [____]

[_____________________________]
[_____________________________]
[_____________________________]

         Re:      Phibro Animal Health Corporation and
                  Philipp Brothers Netherlands III B.V. (the "Issuers")

Ladies and Gentlemen:

                  In connection with our proposed sale of $__________ aggregate principal amount of the Notes and Units, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  1. the offer of the Notes and Units was not made to a person in the United States;

                  (a) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (b) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (d) we have advised the transferee of the transfer restrictions applicable to the Units and Notes.

                  You, the Issuers and counsel for the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:______________________________
                                           Authorized Signature

                                                                       EXHIBIT E

                               DOMESTIC GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees on a senior secured basis, as principal obligor and not only as a surety, to the Holder cash payments in United States dollars of principal of, premium, if any, and interest on the U.S. Note and the Dutch Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of the U.S. Note and Dutch Note, if lawful, and the payment or performance of all other obligations of Phibro Animal Health Corporation, a New York corporation, as U.S. issuer (the "Company") and Philipp Brothers Netherlands III B.V. a private company with limited liability and an indirect wholly owned subsidiary of the Company, as Dutch issuer (the "Dutch Issuer") under the Indenture (as defined below) or the Notes and Units, to the Holder and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Articles Eleven and Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 21, 2003 by and among the Company, the Dutch Issuer, each of the Guarantors named therein, HSBC Bank USA, in its capacity as trustee (the "Trustee"), and HSBC Bank USA, in its capacity as Collateral Agent, as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Ten and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Domestic Guarantor has caused its Guarantee to be duly executed.

                                        DOMESTIC GUARANTORS:

                                        PRINCE AGRIPRODUCTS, INC.
                                        PHIBROCHEM, INC.
                                        WESTERN MAGNESIUM CORP.
                                        CP CHEMICALS, INC.
                                        PHIBRO - TECH, INC.
                                        PHIBRO ANIMAL HEALTH U.S., INC.
                                        PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                        PHIBRO CHEMICALS, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT F

                                FOREIGN GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees on a senior secured basis, as principal obligor and not only as a surety, to the Holder cash payments in United States dollars of principal of, premium, if any, and interest on the Dutch Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of the Dutch Note, if lawful, and the payment or performance of all other obligations of Philipp Brothers Netherlands III B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of the Company (the "Dutch Issuer") under the Indenture (as defined below) or the Notes and Units, to the Holder and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Articles Eleven and Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 21, 2003 by and among Phibro Animal Health Corporation, a New York corporation, as U.S. issuer, the Dutch Issuer, each of the Guarantors named therein, HSBC Bank USA, in its capacity as trustee (the "Trustee"), and HSBC Bank USA, in its capacity as Collateral Agent, as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Ten and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE JURISDICTION OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Foreign Guarantor has caused its Guarantee to be duly executed.

                                        FOREIGN GUARANTORS:

                                        PHIBRO ANIMAL HEALTH (BELGIUM) SPRL

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT G

                                COMPANY GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees on a senior secured basis, as principal obligor and not only as a surety, to the Holder cash payments in United States dollars of principal of, premium, if any, and interest on the Dutch Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of the Dutch Note, if lawful, and the payment or performance of all other obligations of Philipp Brothers Netherlands III B.V., a Dutch private company with limited liability and an indirect wholly owned subsidiary of the Company (the "Dutch Issuer") under the Indenture (as defined below) or the Notes and Units, to the Holder and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Articles Eleven and Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 21, 2003 by and among Phibro Animal Health Corporation, a New York corporation, as U.S. issuer, the Dutch Issuer, each of the Guarantors named therein HSBC Bank USA, in its capacity as trustee (the "Trustee"), and HSBC Bank USA, in its capacity as Collateral Agent, as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Ten and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the Company has caused its Guarantee to be duly executed.

                                        COMPANY GUARANTORS:

                                        PHIBRO ANIMAL HEALTH CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT H

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among [Guarantor] (the "New Guarantor"), [a subsidiary of Phibro Animal Health Corporation (or its successor)], [Philipp Brothers Netherlands III B.V. (or its successor)] (the "Company"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and HSBC Bank USA, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Issuers and the Guarantors named therein have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of October 21, 2003, providing for the issuance of 105,000 Units due 2007 (the "Units"), each Unit consisting of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 issued by the Phibro Animal Health Corporation and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 issued by Philipp Brothers Netherlands III B.V. (together, the "Notes");

                  WHEREAS Section 4.22 of the Indenture provides that under certain circumstances the Issuers and each Guarantor is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee on a senior secured basis all of the [U.S. Issuer's/Dutch Issuer's] obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 5.01 of the Indenture, the Trustee, the Issuers and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee on a senior secured basis the [U.S. Issuer's/

Dutch Issuer's] obligations under the Notes on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

                  3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       PHIBRO ANIMAL HEALTH CORPORATION

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       PHILIPP BROTHERS NETHERLANDS III B.V.
                                       By: Philipp Brothers Netherlands II, B.V.

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       HSBC BANK USA,
                                         as Trustee and Collateral Agent

                                       By:_____________________________________
                                          Name:
                                          Title:

                                        GUARANTORS:

                                        PRINCE AGRIPRODUCTS, INC.
                                        PHIBRO CHEM, INC.
                                        WESTERN MAGNESIUM CORP.
                                        CP CHEMICALS, INC.
                                        PHIBRO - TECH, INC.
                                        PHIBRO ANIMAL HEALTH U.S., INC.
                                        PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                        PHIBRO CHEMICALS, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        FOREIGN GUARANTORS:

                                        PHIBRO ANIMAL HEALTH (BELGIUM) SPRL

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT I

                         FORM OF INCUMBENCY CERTIFICATE

                  The undersigned, ________________, being the ________________
of ________________ (the "Company") does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, HSBC Bank USA, as Trustee under the Indenture dated as of ________________ ___, 20__, by and between the Company and HSBC Bank USA.

       Name                     Title                              Signature
       ----                     -----                              ---------
----------------          ----------------                     ----------------
----------------          ----------------                     ----------------
----------------          ----------------                     ----------------

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of _________, 20__.

                                           _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT J

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

             Re:    105,000 Units (the "Units") consisting of
                      13% Senior Secured Notes due 2007 of
                        Phibro Animal Health Corporation
                     and 13% Senior Secured Notes due 2007,
                    of Philipp Brothers Netherlands III B.V.

         This Certificate relates to $________ principal amount of Units held in the form of *_________ a beneficial interest in a Global Unit or *_________ Physical Unit by ___________ (the "Transferor").

The Transferor:*

         |___| has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Unit held by the Depository a Physical Unit or Physical Units in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Unit (or the portion thereof indicated above); or

         |___| has requested by written order that the Registrar exchange or register the transfer of a Physical Unit or Physical Units.

         In connection with such request and in respect of each such Unit, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Units and the restrictions on transfers thereof as provided in Section 5.01 of such Indenture, and that the transfer of this Unit does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

         |___| Such Unit is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.17(a)(II)(A) or Section 2.17
(d)(I)(a) of the Indenture).

         |___| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         |___| Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act).

         |___| Such Note is being transferred in reliance on Regulation S under the Act.

         |___| Such Note is being transferred in reliance on Rule 144 under the Act.

_______________________________
* Check applicable box.

         |___| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                        ________________________________________
                                        [INSERT NAME OF TRANSFEROR]

                                        By:_____________________________________
                                           [Authorized Signatory]
Date:  _____________________

                                                                       EXHIBIT K

                             FORM OF LANDLORD WAIVER

         The undersigned _______, as landlord ("Landlord") under that certain lease (the "Lease") dated _______ with _____________, as tenant (the "Tenant"), a copy of which is annexed hereto as Exhibit A, for the premises at _______________ (the "Premises") hereby certifies to HSBC Bank USA, as Collateral Agent as follows:

         1. The Lease is in full force and effect, and except as indicated on Exhibit B attached hereto, has not been amended, modified, supplemented or superseded and, to the best knowledge of Landlord, Tenant is not in default of performance of any covenant, agreement, obligation or condition contained in the Lease.

         2. Landlord hereby acknowledges that in connection with the Indenture (the "Indenture"), dated as of October 21, 2003, by and among Phibro Animal Health Corporation, Philipp Brothers Netherlands III B.V., the Guarantors named therein and HSBC Bank USA ("Collateral Agent"), Tenant has entered into a [_________] Collateral Agreement whereby it has granted a lien on certain of its assets and properties for the benefit of the Collateral Agent in order to secure its obligations under the Indenture and the related [____] Notes and [__________] Guarantees (each as defined in such Indenture).

         3. Landlord agrees to send to the Agent, at its address at 425 5th Avenue, New York, New York 10018, Attention: Issuers Services, a copy of any notice of default under the Lease and to allow the Agent a period of thirty (30) days after the receipt by the Agent of the foregoing notice to commence to cure such default. If the Agent commences to cure such default, Landlord will not terminate the Lease so long as the Agent complies with all provisions of the Lease requiring the payment or expenditure of money by Tenant.

         4. Landlord agrees that in the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Tenant or the termination of the Lease for any reason by Landlord, Landlord will give the Agent the right, within ninety (90) days of such event and provided all curable defaults under the Lease have been cured, to enter into a new lease of the Premises, in the name of the Agent on behalf of the Lenders (or a designee to be named by the Agent at the time), for the remainder of the term of the Lease and upon all of the terms and conditions, and subject to all of the restrictions, thereof, or, if the Agent shall elect not to exercise such right, Landlord will give the Agent the right to enter upon the Premises during such ninety (90) day period for the purpose of removing Tenant's personal property therefrom, but only if the Agent repairs any damage arising from such removal.

         5. (a) The security interest granted by Tenant to the Agent in Tenant's interest in the Lease, the Premises, all personal property and removable trade fixtures of Tenant, whether now or hereafter existing or now owned or hereafter acquired and located on or about the Premises, of every kind and description, tangible or intangible (such personal property, including removable trade fixtures, referred to as the "Personal Property"), shall have priority to the extent of all obligations of Tenant to the Agent secured thereby over any security interest or lien, whether acquired by statute, agreement or otherwise, of Landlord in or affecting the Personal Property.

(b) The Personal Property shall remain personalproperty notwithstanding the manner or mode of the attachment thereof to the Premises and shall not become fixtures, and notwithstanding the occurrence of an event of default resulting from default by Tenant under the Lease, Tenant and/or the Agent (or each of their respective assigns or designees) may remove the Personal Property from the Premises.

         6. Landlord and Tenant will not amend, alter, modify or change any provision of the Lease without the prior written consent of the Agent. The Agent is expressly hereby made a third-party beneficiary of this Section 6.

         The undersigned acknowledges that this waiver is delivered to the Agent in order to induce the Agent to secure certain obligations of the Tenant under the Indenture and the related [____________] Notes and [__________] Guarantee and the Agent will act in reliance upon the truth and accuracy of statements contained in this waiver and without this waiver the Agent would not secure such obligations.

         This waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

DATED: _____________ __, 200[_]

                                        Landlord

                                        ________________________________________

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A
                          [ATTACH A COPY OF THE LEASE]

                                    EXHIBIT B

                             AMENDMENTS TO THE LEASE

                                 ACKNOWLEDGMENT

STATE OF ____________)
                 ) SS:
COUNTY OF ___________)

         I hereby certify, that on this ____ day of ____________, 200[_], before the undersigned notary public, personally appeared ________, who acknowledged himself to be the __________ of __________, ______ a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by himself as such officer.

                                        ________________________________________
                                        Notary Public

                                        My Commission Expires:

                                        ________________________________________

                                        [NOTARY SEAL]

                                                                       EXHIBIT L

                              FORM OF BAILEE WAIVER

                                              [________], 200[_]

HSBC Bank USA
452 5th Avenue
New York, New York  10018

Ladies and Gentlemen:

         In connection with the Indenture, dated as of October 21, 2003, by and among Phibro Animal Health Corporation, Philipp Brothers Netherlands III B.V., the Guarantors named therein and HSBC Bank USA ("Collateral Agent"), [____________] (the "Bailor") has represented to us that it has entered into a [_________] Collateral Agreement whereby it has granted a lien on certain of its assets and properties for the benefit of the Collateral Agent in order to secure their obligations under the Indenture and the related [____] Notes and [__________] Guarantees (each as defined in such Indenture). The Bailor has requested that the undersigned (the "Bailee") agree to certain conditions requested by the Collateral Agent with respect to certain property owned by the Bailor which is now stored or located, or may hereafter be stored or located, at Bailee's premises at [__________________] (the "Premises").

         For the purpose of this waiver, the term "Inventory" shall mean and include all merchandise, raw materials, parts, work-in-progress, finished goods, products intended for sale, rent, lease or other disposition, consigned goods to the extent of the consignee's interest therein, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, sale or finishing of any such goods, and all packaging material of every kind and description, and returns upon any accounts or other proceeds, all documents of title or documents representing the same and all records, files and writings with respect thereto owned by the Bailor that is now or hereafter located at the Premises.

         Subject to the terms and conditions specified herein, Bailee and the Bailor agree for the benefit of the Collateral Agent as follows:

                  (a) The liens, security interests and claims which Bailee has or may have against the Bailor or the Inventory (collectively, the "Bailee Liens") for or in respect of any accrued and unpaid cost reimbursements, processing fees, storage fees, warehousing fees, and all other fees or amounts charged or chargeable by Bailee arising by operation of law or out of or connected with the Agreement dated as of [__________], 200[_] , between the Bailor and Bailee (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement"), are and shall be prior to all liens, security interests and claims which the Collateral Agent has or may have against the Bailor or the Inventory. Except for the Bailee Liens referred to in the sentence immediately preceding this sentence, the Collateral Agent's liens and security interests in and claims against the Inventory or the Bailor shall be prior to all liens, security interests and claims which Bailee has or may assert against the Inventory or the Bailor.

                  (b) Bailee may issue warehouse receipts and other customary documents of title which evidence Inventory ("Receipts") to or for the account of the Bailor.

                  (c) The Bailor authorizes Bailee to release Inventory to any person acting or apparently acting as agent of the Bailor (hereafter, an "agent of the Bailor") upon the Bailor's written request unless and until Bailee actually receives written notice from any person acting or apparently acting as the Collateral Agent to cease releasing Inventory. Following the Bailee's receipt of such written notice from the Collateral Agent, the Bailee will refuse to release the Inventory and will thereafter only release such inventory as directed in any further written notice from the Collateral Agent actually delivered to Bailee; provided, that, the Bailor shall pay all warehousing fees, storage fees or other fees relating to the -------- storage or shipment of the Inventory from and after the date of such written notice and shall reimburse Bailee for all costs, expenses (including, without limitation, reasonable attorneys' fees) or damages reasonably incurred by Bailee as a result of Bailee's compliance with the terms of this paragraph.

                  (d) Following actual receipt of written notice from the Collateral Agent addressed to the Bailee at [______________], [_______], [________], Attention: [________], Bailee will mail to the
         Collateral Agent, at the address set forth above, three (3) business days after the release of Inventory, a copy of each receipt describing the person to whom Inventory was released and the quantity and general description of the released Inventory; provided, that, the Bailor shall reimburse Bailee for all reasonable expenses incurred by virtue of compliance with this paragraph.

                  (e) The Bailor shall indemnify, defend and hold Bailee and Bailee's agents, affiliates, representatives and employees harmless from any and all liability to any person that results from, is connected with, relates to or is incidental to the performance by Bailee or its agents, affiliates, representatives or employees of its obligations under this waiver.

         Notwithstanding anything herein to the contrary, this waiver shall not have any legal effect and Bailee shall have no liability or obligation whatsoever to the Bailor or the Collateral Agent in respect of the undertakings described in this waiver, unless this waiver shall have been signed and returned to Bailee by an authorized officer of the Bailor. This waiver will remain in effect until the undersigned has been advised in writing by the Collateral Agent that the Bailor has no outstanding obligations under the Indenture or the [______] Notes or [________] Guarantees relating to such Indenture.

         If the foregoing is acceptable, counterpart copies of this waiver should be signed by an authorized officer of the Bailor and returned to me. This waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This waiver may not be modified or amended orally, nor may it be otherwise modified or amended except by another writing signed by Bailee and the Bailor.

                                        Very truly yours,

                                        [BAILEE]

                                        By _____________________________________
                                           Name:
                                           Title:

AGREED TO THIS ____ DAY
OF ________, 200[_]:

[BAILOR]

By___________________________
   Name:
   Title:

HSBC BANK USA,
  as Collateral Agent

By___________________________
   Name:
   Title:

                                                                       EXHIBIT M

                            FORM OF CONSIGNEE WAIVER

                                              [________], 200[_]

HSBC Bank USA
452 5th Avenue
New York, New York  10018


Ladies and Gentlemen:

         In connection with the Indenture, dated as of October 21, 2003, by and among Phibro Animal Health Corporation, Philipp Brothers Netherlands III B.V., the Guarantors named therein and HSBC Bank USA ("Collateral Agent"), [____________] (the "Consignor") has represented to us that it has entered into a [_________] Collateral Agreement whereby it has granted a lien on certain of its assets and properties for the benefit of the Collateral Agent in order to secure their obligations under the Indenture and the related [____] Notes and [__________] Guarantees (each as defined in such Indenture). The Consignor has requested that the undersigned (the "Consignee") agree to certain conditions requested by the Collateral Agent with respect to certain property owned by the Consignor which is now stored or located, or may hereafter be stored or located, at Consignee's premises at [________________] (the "Premises").

         For the purpose of this waiver, the term "Inventory" shall mean and include all merchandise, raw materials, parts, work-in-progress, finished goods, products intended for sale, rent, lease or other disposition, consigned goods to the extent of the Consignee's interest therein, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, sale or finishing of any such goods, and all packaging material of every kind and description, and returns upon any accounts or other proceeds, all documents of title or documents representing the same and all records, files and writings with respect thereto owned by the Consignor that is now or hereafter located at the Premises.

         Subject to the terms and conditions specified herein, Consignee and the Consignor agree for the benefit of the Collateral Agent as follows:

                  (a) The liens, security interests and claims which Consignee has or may have against the Consignor or the Inventory (collectively, the "Consignee Liens") for or in respect of any accrued and unpaid cost reimbursements, processing fees, storage fees, warehousing fees, and all other fees or amounts charged or chargeable by Consignee arising by operation of law or out of or connected with the Agreement dated as of [________], 200[_], between the Consignor and Consignee (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement"), are and shall be prior to all liens, security interests and claims which the Collateral Agent has or may have against the Consignor or the Inventory. Except for the Consignee Liens referred to in the sentence immediately preceding this sentence, the Collateral Agent's liens and security interests in and claims against the Inventory or the Consignor shall be prior to all liens, security interests and claims which Consignee has or may assert against the Inventory or the Consignor.

                  (b) Consignee may issue warehouse receipts and other customary documents of title which evidence Inventory ("Receipts") to or for the account of the Consignor.

                  (c) The Consignor authorizes Consignee to release Inventory to any person acting or apparently acting as agent of the Consignor (hereafter, an "agent of the Consignor") upon the Consignor's written request unless and until Consignee actually receives written notice from any person acting or apparently acting as the Collateral Agent to cease releasing Inventory. Following the Consignee's receipt of such written notice from the Collateral Agent, the Consignee will refuse to release the Inventory and will thereafter only release such inventory as directed in any further written notice from the Collateral Agent actually delivered to Consignee; provided, that, the Consignor shall pay all warehousing fees, storage fees or other fees relating to the storage or shipment of the Inventory from and after the date of such written notice and shall reimburse Consignee for all costs, expenses (including, without limitation, reasonable attorneys' fees) or damages reasonably incurred by Consignee as a result of Consignee's compliance with the terms of this paragraph.

                  (d) Following actual receipt of written notice from the Collateral Agent addressed to the Consignee at [______________], [_______], [________], Attention: [________], Consignee will mail to the Collateral Agent, at the address set forth above, three (3) business days after the release of Inventory, a copy of each receipt describing the person to whom Inventory was released and the quantity and general description of the released Inventory; provided, that, the Consignor shall reimburse Consignee for all reasonable expenses incurred by virtue of compliance with this paragraph.

                  (e) The Consignor shall indemnify, defend and hold Consignee and Consignee's agents, affiliates, representatives and employees harmless from any and all liability to any person that results from, is connected with, relates to or is incidental to the performance by Consignee or its agents, affiliates, representatives or employees of its obligations under this waiver.

         Notwithstanding anything herein to the contrary, this waiver shall not have any legal effect and Consignee shall have no liability or obligation whatsoever to the Consignor or the Collateral Agent in respect of the undertakings described in this waiver, unless this waiver shall have been signed and returned to Consignee by an authorized officer of the Consignor. This waiver will remain in effect until the undersigned has been advised in writing by the Collateral Agent that the Consignor has no outstanding obligations under the Indenture or the [_________] Notes or [_________] Guarantees relating to such Indenture.

         If the foregoing is acceptable, counterpart copies of this waiver should be signed by an authorized officer of the Consignor and returned to me. This waiver may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This waiver may not be modified or amended orally, nor may it be otherwise modified or amended except by another writing signed by Consignee and the Consignor.

                                        Very truly yours,

                                        [CONSIGNEE]

                                        By______________________________________
                                           Name:
                                           Title:

AGREED TO THIS ____ DAY
  OF ________, 200[_]:

[CONSIGNOR]

By_____________________________________
   Name:
   Title:

HSBC BANK USA,
  as Collateral Agent

By_____________________________________
    Name:
    Title: